As filed with the Securities and Exchange Commission on March 5, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	2860	20-0812170
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Gottwald

President and Chief Executive Officer

NewMarket Corporation

Ethyl Corporation

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

T. Justin Moore, III, Esq.

Louanna O. Heuhsen, Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, without par value	18,500,000	$19.23	$355,755,000	$45,075

(1)	This registration statement covers (a) the maximum number of shares of common stock of the registrant issuable in connection with the merger described in this registration statement and (b) the maximum number of shares of common stock that the registrant has reserved for issuance under the Ethyl Corporation 1982 Incentive Stock Option Plan and the Savings Plan for the Employees of Ethyl Corporation, and other arrangements of Ethyl Corporation that will be assumed by the registrant upon consummation of the merger but that may or may not be issued prior to consummation of the merger. This registration statement covers the number of shares of the registrant’s common stock that is estimated to be at least as large as the number of shares of Ethyl Corporation common stock expected to be outstanding at the effective time of the merger. Additionally, this registration statement covers additional shares of the common stock of Ethyl Corporation that may be issued to prevent dilution resulting from a stock split, stock dividend, or similar transaction involving the common stock of Ethyl Corporation, pursuant to Rule 416.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of common stock, $1.00 par value per share, of Ethyl Corporation as reported on the New York Stock Exchange on March 2, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[Ethyl Logo]	[NewMarket Logo]
Proxy Statement	Prospectus

Dear Shareholder,

You are cordially invited to attend the annual meeting of shareholders of Ethyl Corporation to be held in the restored gun foundry building of the Tredegar Iron Works, 500 Tredegar Street, Richmond, Virginia, on             ,                  , 2004, at         , Eastern Daylight Time.

This year’s meeting has added importance to you as a shareholder of Ethyl. The board of directors is recommending that you vote to adopt, among other things, a new holding company structure for the company. In order to accomplish this restructuring, the board of directors has adopted an agreement and plan of merger and a related plan of merger, collectively referred to as the merger agreement, by and among Ethyl, NewMarket Corporation, a wholly owned subsidiary of Ethyl (“NewMarket”), and Ethyl Merger Sub, Inc., a wholly owned subsidiary of NewMarket (“Merger Sub”). The merger agreement provides for the merger of Merger Sub with and into Ethyl with Ethyl as the surviving corporation following the merger. Upon the completion of the merger, each outstanding share of Ethyl common stock will automatically be converted into one share of NewMarket common stock. As a result of the merger, Ethyl will become a wholly owned subsidiary of NewMarket and the current shareholders of Ethyl will become the new shareholders of NewMarket in the same proportions.

We expect that NewMarket common stock will be listed on the New York Stock Exchange under the ticker symbol “NEU.”

At the annual meeting, you will also be asked to elect seven directors, approve the Ethyl Corporation 2004 Incentive Compensation and Stock Plan and ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2004. Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card.

Information about the merger, which will establish the holding company structure, and the other matters to be voted on at the annual meeting is contained in the accompanying proxy statement/prospectus. We urge you to read the entire proxy statement/prospectus and the documents to which this proxy statement/prospectus refers you.

Sincerely,

Thomas E. Gottwald

President and Chief Executive Officer

Ethyl Corporation

NewMarket Corporation

Your vote is important.

Please complete, sign, date and return your proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this proxy statement/prospectus or the NewMarket Corporation common stock to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated                      , 2004, and is first being mailed to shareholders on or about                      , 2004.

This document is the proxy statement of Ethyl Corporation for its annual meeting of shareholders and the prospectus of NewMarket Corporation for the common stock to be issued in the merger. This document gives you detailed information about the proposed merger, which will establish the holding company structure for Ethyl. This proxy statement/prospectus incorporates by reference to other documents important business and financial information about Ethyl that is not included in this document. See “Where You Can Find More Information” beginning on page 44 for additional information about Ethyl on file with the Securities and Exchange Commission. To obtain timely delivery, Ethyl shareholders must request this information no later than                      , 2004. You may obtain these documents without charge by writing or calling Ethyl at the following address and telephone number:

Ethyl Corporation

330 South Fourth Street

Richmond, Virginia 23219

Telephone: (804) 788-5000

Attention: Corporate Secretary

ETHYL CORPORATION

330 South Fourth Street

Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Ethyl Corporation will be held in the restored gun foundry building of the Tredegar Iron Works, 500 Tredegar Street, Richmond, Virginia, on                 ,                      , 2004, at         , Eastern Daylight Time, for the following purposes, as more fully described in the accompanying proxy statement/prospectus:

1.	To consider and vote on a proposal to approve an agreement and plan of merger, dated as of March 5, 2004, and the related plan of merger, by and among Ethyl Corporation, NewMarket Corporation and Ethyl Merger Sub, Inc.;

2.	To elect a board of directors to serve for the ensuing year;

3.	To approve the Ethyl Corporation 2004 Incentive Compensation and Stock Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2004; and

5.	To transact such other business as may properly come before the meeting.

We urge you to read the accompanying proxy statement/prospectus carefully as it sets forth details of the proposed merger, which will establish the holding company structure for Ethyl.

The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is                      , 2004. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Your vote is very important to us. Regardless of whether you expect to attend the meeting, please act promptly to vote your shares. You may vote your shares by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you are present at the meeting, you may vote in person even if you have previously submitted your proxy.

By Order of the Board of Directors

M. RUDOLPH WEST, Secretary

                     , 2004

i

ii

Annex A	—	Agreement and Plan of Merger
Annex B	—	Plan of Merger
Annex C	—	Articles of Incorporation of NewMarket Corporation
Annex D	—	Bylaws of NewMarket Corporation
Annex E	—	Corporate Governance Guidelines
Annex F	—	Audit Committee Charter
Annex G	—	Bonus, Salary and Stock Option Committee Charter
Annex H	—	Nominating and Corporate Governance Committee Charter
Annex I	—	Ethyl Corporation 2004 Incentive Compensation and Stock Plan

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND HOLDING COMPANY FORMATION

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, which will establish the holding company structure for Ethyl. These questions and answers do not address all questions that may be important to you, as an Ethyl shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to or incorporated by reference in this proxy statement/prospectus.

Q.	What is the proposed transaction?

A.	We are proposing to reorganize our corporate structure so that Ethyl will become a separate wholly owned subsidiary of a new parent holding company, with the current holders of Ethyl common stock becoming the holders of the common stock of Ethyl’s new parent in the same proportions. Under the terms of the agreement and plan of merger and the related plan of merger by and among Ethyl, NewMarket, a wholly owned subsidiary of Ethyl, and Ethyl Merger Sub, a wholly owned subsidiary of NewMarket, Ethyl Merger Sub will merge with and into Ethyl with Ethyl being the surviving corporation and becoming a wholly owned subsidiary of NewMarket. We refer to this series of transactions in this proxy statement/prospectus as the merger.

Q.	If the merger is completed, what will happen to my shares of Ethyl common stock?

A.	Upon completion of the merger, each outstanding share of Ethyl common stock will automatically be converted into one share of NewMarket common stock, with the former Ethyl shareholders becoming the holders of all of the outstanding shares of NewMarket common stock in the same proportions. The holders of NewMarket common stock will have the same voting rights as the current holders of Ethyl common stock.

Q.	Why is the board of directors recommending the approval of the merger agreement?

A.	We currently engage in (1) the development, manufacture, blending, marketing, sale and distribution of fuel and lubricant additives and (2) the marketing, sale and distribution of tetraethyl lead. We operate our business through direct and indirect wholly owned subsidiaries of our company. Following the establishment of the holding company structure, we intend to realign our subsidiaries based on these lines of business. We believe that this realignment will permit the management of each of these lines of business to focus on its respective business and to adopt strategies and pursue opportunities appropriate to each of the respective lines of business, taking into account differences in their product lines, risk and return profiles, and growth potentials. Although we are not actively pursuing any acquisitions or joint ventures, we also believe that the holding company structure and realignment of our subsidiaries will facilitate the future expansion of our business by providing a more flexible structure for acquiring business or entering into joint ventures.

Q.	When is the holding company structure expected to be implemented?

A.	We hope to complete the merger and implement the holding company structure by July 1, 2004. The merger cannot be completed and the holding company structure cannot be implemented until a number of conditions are satisfied. The most important condition is the approval of the merger agreement by Ethyl shareholders at the annual meeting.

Q.	Who is entitled to vote at the annual meeting?

A.	Holders of record of Ethyl common stock as of the close of business on , 2004, are entitled to vote at the annual meeting. Each Ethyl shareholder is entitled to one vote for each share of Ethyl common stock owned.

Q.	What vote is required for Ethyl shareholders to approve the merger agreement?

A.	The affirmative vote of the holders of more than two-thirds of all outstanding shares of Ethyl common stock is required to approve the merger agreement.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement/prospectus, please vote your shares of Ethyl common stock as soon as possible. Please complete, sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the annual meeting, to ensure that your shares are voted. Your proxy materials include detailed information on how to vote.

Please do not send in your stock certificates with your proxy card. If the merger is completed, your shares of Ethyl common stock will automatically be converted into the same number of shares of NewMarket common stock. Following the completion of the merger, you may, but you are not required to, surrender your Ethyl stock certificates to Computershare Investor Services, LLC, NewMarket’s transfer agent, in exchange for NewMarket stock certificates. Until you exchange your Ethyl stock certificates, they will be treated for all purposes to represent the same number of shares of NewMarket common stock as though such exchange had taken place.

If you hold your shares of Ethyl common stock in book-entry form through the direct registration system in the account maintained by Computershare, your shares of Ethyl common stock will automatically be converted into an equal amount of NewMarket common stock at the effective time of the merger.

Q.	If my shares are held for me in “street name” by my broker, will my broker vote these shares for me on the merger agreement?

A.	Your broker will vote your shares on the merger agreement only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares on the merger agreement, using the instructions provided by your broker.

Q.	Can I change my vote after I have mailed my proxy card?

A.	Yes. You can change your vote at any time before your proxy is voted at the annual meeting. You may revoke your proxy by notifying us in writing at Ethyl Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary, or by submitting a new proxy, in either case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the annual meeting and voting in person. However, simply attending the annual meeting without voting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Q.	Do I need to attend the annual meeting in person?

A.	No. It is not necessary for you to attend the annual meeting in order to vote your shares.

Q.	May I exercise appraisal or dissenters’ rights in the merger?

A.	Under Virginia law, Ethyl shareholders will not have appraisal or dissenters’ rights in connection with the merger.

Q.	Where can I find more information about Ethyl?

A.	We file periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission’s public reference rooms.

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information about these rooms. This information is also available on the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. For a more detailed description of the information available, please refer to “Where You Can Find More Information” on page 44 of this proxy statement/prospectus.

Q.	Who can help answer my questions?

A.	If you have questions about the merger after reading this proxy statement/prospectus, please call our proxy solicitor, The Altman Group, Inc., toll-free at (800) 870-0122 (banks and brokerage firms call collect at (201) 460-1200).

SUMMARY

This summary highlights material information from this proxy statement/prospectus related to the merger and the holding company formation. It does not contain all of the information that you should consider before voting on the proposal to approve the merger agreement. You should carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you. In addition, the proxy statement/prospectus incorporates by reference important business and financial information about Ethyl into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in “Where You Can Find More Information” beginning on page 44.

The Companies

Ethyl Corporation. Ethyl Corporation is a specialty chemicals company that provides highly formulated packages of lubricant and fuel additives. We develop, manufacture and blend fuel and lubricant additive products and sell these products worldwide. We are one of the largest producers of lubricant additives worldwide and offer the broadest line of fuel additives worldwide. We are one of the primary marketers of tetraethyl lead, or TEL, in North America and, through our marketing agreements with The Associated Octel Company and its affiliates, we are the only marketer of TEL outside of North America. Lubricant and fuel additives are necessary products for the maintenance and operation of vehicles and machinery. From additive components to custom-formulated chemical blends, we provide customers with products and solutions that make fuels burn cleaner, engines run smoother and machines last longer.

Our principal executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219 and our telephone number is (804) 788-5000.

Unless the context otherwise indicates, the terms “Ethyl,” “we,” “our” or “our company” mean Ethyl Corporation and its consolidated subsidiaries.

NewMarket Corporation. NewMarket Corporation, which we refer to in this proxy statement/prospectus as NewMarket, is currently a wholly owned subsidiary of Ethyl and was incorporated on March 3, 2004 in the Commonwealth of Virginia for the purpose of implementing the proposed holding company restructuring. NewMarket has not conducted any business activities since its formation and does not own any assets other than all of the outstanding capital stock of Merger Sub. NewMarket’s principal executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219 and its telephone number is (804) 788-5000.

Ethyl Merger Sub, Inc. Ethyl Merger Sub, Inc., which we refer to in this proxy statement/prospectus as Merger Sub, is currently a wholly owned subsidiary of NewMarket and was incorporated on March 3, 2004 in the Commonwealth of Virginia for the purpose of merging into Ethyl in the proposed holding company restructuring. Merger Sub has not conducted any business activities since its formation and does not own any assets. Merger Sub’s principal executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219 and its telephone number is (804) 788-5000.

The Merger and Holding Company Formation

(see page 12)

The agreement and plan of merger and the related plan of merger by and among Ethyl, NewMarket and Merger Sub are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus. These are the legal documents that govern the merger. We encourage you to read these documents carefully. In this proxy statement/prospectus, we refer to the agreement and plan of merger and the related plan of merger collectively as the merger agreement.

The following charts show (1) our current corporate structure and (2) the proposed corporate holding company structure following the completion of the merger. Under the terms of the merger agreement, Merger Sub will be merged with and into Ethyl, with Ethyl being the surviving corporation and becoming a wholly owned subsidiary of NewMarket. At the effective time of the merger, each outstanding share of Ethyl common stock will automatically be converted into one share of NewMarket common stock. As a result, upon completion of the merger, the current shareholders of Ethyl will become the new shareholders of NewMarket in the same proportions.

The Annual Meeting

(see page 10)

The annual meeting of shareholders of Ethyl will be held in the restored gun foundry building of the Tredegar Iron Works, 500 Tredegar Street, Richmond, Virginia, on             ,                          , 2004, at             , Eastern Daylight Time. At the annual meeting, Ethyl shareholders will be asked, among other things, to consider and vote on a proposal to approve the merger agreement, which will establish the holding company structure for Ethyl.

You can vote at the annual meeting if you owned shares of Ethyl common stock on the record date,                          , 2004.

Under Virginia law, approval of the merger agreement requires the affirmative vote of more than two-thirds of all outstanding shares of Ethyl common stock. Abstentions, failures to vote and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement.

For additional information regarding the procedure for delivering your proxy, see “The Annual Meeting—Voting and Revocation of Proxies.” If you have additional questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please call our proxy solicitor, The Altman Group, Inc., toll-free at (800) 870-0122 (banks and brokerage firms call collect at (201) 460-1200), or contact Ethyl in writing at our principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary, or by telephone at (804) 788-5000.

Recommendation of Our Board of Directors

(see page 13)

After careful consideration, our board of directors unanimously:

•	determined that the merger is in the best interests of Ethyl and its shareholders;

•	adopted the merger agreement; and

•	recommends that Ethyl’s shareholders vote to approve the merger agreement.

Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement at the annual meeting.

Comparative Rights of Shareholders of Ethyl and NewMarket

(see page 19)

As Virginia corporations, both Ethyl and NewMarket are governed by Virginia law. As a result of the merger, holders of Ethyl common stock, whose rights are currently governed by the restated articles of incorporation and the amended bylaws of Ethyl, will become shareholders of NewMarket, whose rights will be governed by the articles of incorporation and the bylaws of NewMarket. The articles of incorporation and bylaws of NewMarket differ from the restated articles of incorporation and amended bylaws of Ethyl in the following areas:

•	preemptive rights;

•	vote required for certain extraordinary transactions, such as the amendment of the NewMarket articles of incorporation, mergers, share exchanges, sales of all or substantially all of NewMarket’s assets not in the ordinary course of business and the dissolution of NewMarket; and

•	conflict of interests transactions.

Material U.S. Federal Income Tax Consequences

(see page 15)

We have received a private letter ruling from the Internal Revenue Service, which is referred to in this proxy statement/prospectus as the IRS, that the proposed merger will constitute a tax-free exchange for federal income tax purposes and that holders of Ethyl common stock will not recognize gain or loss on the conversion of Ethyl common stock into NewMarket common stock.

Conditions to the Merger

(see page 14)

The completion of the merger will depend on the following conditions:

•	the merger agreement has been approved by the affirmative vote of the holders of more than two-thirds of the outstanding shares of Ethyl common stock at the annual meeting;

•	all necessary orders, consents, authorizations, approvals or waivers from regulatory bodies, boards or agencies or other third parties have been received, remain in full force and effect, and do not include, in the sole judgment of the board of directors of Ethyl, unacceptable conditions;

•	no stop order issued by the Securities and Exchange Commission suspending the effectiveness of the registration statement relating to the shares of NewMarket common stock to be issued in the merger is in existence;

•	the shares of NewMarket common stock to be issued in connection with the merger have been listed, subject to official notice of issuance, by the New York Stock Exchange; and

•	no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court, administrative agency or commission or other governmental authority enjoining or otherwise preventing the completion of the merger is in effect.

Accounting Treatment

(see page 15)

For accounting purposes, the holding company formation will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests” method. Accordingly, the financial position and results of operations of Ethyl will be included in the consolidated statements of NewMarket on the same basis.

Directors and Officers of NewMarket

(see page 16)

The directors of Ethyl will become the directors of NewMarket at the effective time of the merger. If you elect the nominees for election to the Ethyl board of directors in Proposal 2, the board of directors of NewMarket will initially be as follows:

William W. Berry	James E. Rogers
Phyllis L. Cothran	Sidney Buford Scott
Bruce G. Gottwald	Charles B. Walker
Thomas E. Gottwald

By approving the merger agreement, you will be considered to have ratified the election of these people as directors of NewMarket. After the merger, the composition of the NewMarket board of directors may change.

The principal executive officers of Ethyl also serve as the principal executive officers of NewMarket and are expected to continue as principal executive officers of Ethyl and NewMarket after the completion of the merger.

Appraisal or Dissenters’ Rights

(see page 17)

Under Virginia law, Ethyl shareholders will not have appraisal or dissenters’ rights in connection with the merger.

Markets and Market Prices

Ethyl common stock is traded under the ticker symbol “EY” on the New York Stock Exchange and the Pacific Stock Exchange. On February 26, 2004, the last trading day before the public announcement of the proposed merger, the closing price per share of Ethyl common stock was $20.56. On             , 2004, the most recent trading day for which prices were available before the printing of this proxy statement/prospectus, the closing price per share of Ethyl common stock was $            .

NewMarket common stock is not currently traded on any stock exchange; however, NewMarket will apply to have its common stock listed on the New York Stock Exchange. We expect this listing to become effective at the effective time of the merger. NewMarket expects its common stock to trade under the ticker symbol “NEU.”

Certain Financial Information

We have not included pro forma financial comparative per share information concerning Ethyl that gives effect to the merger because, immediately after the completion of the merger, the consolidated financial statements of NewMarket will be the same as Ethyl’s financial statements immediately before the merger, and the merger will result in the conversion of each share of Ethyl common stock into one share of NewMarket common stock. In addition, we have not provided financial statements of NewMarket because, before the merger, it will have no assets, liabilities or operations other than incident to its formation and the shares of Merger Sub.

FORWARD-LOOKING STATEMENTS

The following discussion contains statements about future events and expectations, or forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future results. When we use words in this document, such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” and similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our ability to complete the holding company restructuring, future results of operations of NewMarket, Ethyl and their subsidiaries, future prospects of growth in the petroleum additives market, the level of future declines in the market for TEL and other trends in the petroleum additives market, our ability to maintain or increase our market share and our future capital expenditure levels.

We believe our forward-looking statements are based on reasonable expectations and assumptions, within the bounds of what we know about our business and operations. However, we offer no assurance that actual results will not differ materially from our expectations due to uncertainties and factors that are difficult to predict and beyond our control.

These factors include, but are not limited to, timing of sales orders, gain or loss of significant customers, competition from other manufacturers, a significant rise in interest rates, resolution of environmental liabilities, or changes in the demand for our products. Other factors include significant changes in new product introduction, increases in product cost, the impact of fluctuations in foreign exchange rates on reported results of operations, changes in various markets, geopolitical risks in certain of the countries in which we conduct business, and the impact of consolidation of the petroleum additives industry. In addition, we also discuss certain risk factors in Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and incorporate the same into this proxy statement/prospectus by reference.

You should keep in mind that any forward-looking statement made by us in this discussion or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

ANNUAL MEETING OF SHAREHOLDERS

Date, Time and Place of Annual Meeting

The annual meeting of Ethyl shareholders is scheduled to be held as follows:

Date:                         , 2004

Time:           , EDT

Place:   Tredegar Iron Works

 500 Tredegar Street

 Richmond, Virginia

Proposals to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on the following proposals:

•	to approve the merger agreement, which will establish the holding company structure;

•	to elect seven directors;

•	to approve the Ethyl Corporation 2004 Incentive Compensation and Stock Plan, which we refer to in this proxy statement/prospectus as the 2004 Incentive Plan;

•	to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2004; and

•	to transact such other business as may properly come before the annual meeting.

You may also be asked to vote upon a proposal to adjourn or postpone the annual meeting to permit further solicitations of additional votes to approve the merger agreement.

Record Date

Our board of directors has fixed the close of business on                      , 2004 as the record date for the annual meeting and only holders of record of Ethyl common stock on the record date are entitled to vote at the annual meeting. On the record date, there were outstanding              shares of Ethyl common stock.

Voting Rights and Quorum

Each share of Ethyl common stock is entitled to one vote. The presence in person or representation by proxy of holders of a majority of the shares of Ethyl common stock issued and outstanding as of the close of business on                      , 2004 will constitute a quorum at the annual meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. In the event that a quorum is not present at the annual meeting, it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

•	The approval of the merger agreement requires the affirmative vote of the holders of more than two-thirds of all outstanding shares of Ethyl common stock. Abstentions and failures to vote will have the same effect as a vote against the proposal to approve the merger agreement.

•	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Ethyl common stock voted in the election of directors. Withheld votes will have no effect in the election of nominees for directors.

•	The approval of the 2004 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Ethyl common stock cast on the plan, provided that the total vote cast on the plan represents over 50% of the outstanding shares of Ethyl common stock. Abstentions will have the same effect as a vote against the proposal to approve the 2004 Incentive Plan.

•	The appointment of PricewaterhouseCoopers LLP will be ratified if the votes cast in favor of ratification exceed the number of votes cast against ratification. Abstentions will have no effect on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

If you hold your shares of Ethyl common stock in street name through a brokerage account, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting in the absence of your voting instructions. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” We believe that the election of directors and the ratification of the appointment of independent accountants are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Under the rules of the New York Stock Exchange, however, your broker may not be able to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” We believe that the proposals relating to the approval of the merger agreement and the 2004 Incentive Plan are non-routine matters. As such, broker non-votes will have no effect on the proposal to approve the 2004 Incentive Plan, provided that the total vote cast on the plan represents over 50% of the outstanding shares of Ethyl common stock. Broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement.

Voting by Directors and Executive Officers

As of the record date, our directors and executive officers owned and were entitled to vote approximately              shares of Ethyl common stock, or approximately             % shares of Ethyl common stock outstanding on that date. Currently, we expect that each of our directors and executive officers will vote, or cause to be voted, the shares of Ethyl common stock owned by him or her in favor of approval of the merger agreement.

Voting and Revocation of Proxies

After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares are represented at the annual meeting. You can also vote in person at the meeting, but we encourage you to submit your proxy now in any event. Unless you specify to the contrary on your proxy card, all of your shares represented by valid proxies will be voted “FOR” the proposal to approve the merger agreement, “FOR” all director nominees, “FOR” the 2004 Incentive Plan, “FOR” the appointment of PricewaterhouseCoopers LLP as independent public accountants and in the discretion of the proxy holders on any other matters that properly come before the annual meeting and any adjournments or postponements of the annual meeting.

The persons you name as proxies may propose and vote for one or more adjournments or postponements of the annual meeting, including adjournments or postponements to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment or postponement.

PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. If the merger is completed, your shares of Ethyl common stock will automatically be converted into the same number of shares of NewMarket common stock.

Until exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by delivering written notification to Ethyl at its principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary;

•	by delivering a proxy of a later date by mail in the manner described in this proxy statement;

•	by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); or

•	if you have instructed a broker or bank to vote your shares, by following the directions received from your broker or bank to change those instructions.

Solicitation of Proxies

The accompanying proxy is being solicited by our board of directors, and we will pay for the entire cost of the solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the solicitation material to the beneficial owners of Ethyl common stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services. We have engaged The Altman Group, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We will pay that firm $5,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters, and will indemnify The Altman Group, Inc. against any losses arising out of that firm’s proxy soliciting services on our behalf.

PROPOSAL 1:

APPROVAL OF MERGER AGREEMENT;

FORMATION OF HOLDING COMPANY STRUCTURE

General

Our board of directors believes that it is in the best interests of Ethyl and its shareholders to reorganize Ethyl’s corporate structure so that Ethyl will become a separate wholly owned subsidiary of a new parent holding company, with the current holders of Ethyl common stock becoming the holders of the common stock of Ethyl’s new parent in the same proportions.

To accomplish this reorganization, we have incorporated two Virginia corporations, NewMarket Corporation and Ethyl Merger Sub, Inc. Each of these corporations has a nominal amount of stock outstanding and no present business or operations of its own. All of the currently outstanding shares of NewMarket common stock are owned by Ethyl and all of the currently outstanding shares of Merger Sub common stock are owned by NewMarket. Ethyl, NewMarket and Merger Sub have entered into the merger agreement, which will establish the holding company structure.

Merger Agreement

The following summary of the material provisions of the agreement and plan of merger, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus, and the related plan of merger, a copy of which is attached as Annex B to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus, is subject to, and is qualified in its entirety by reference to, the complete text of the agreement and plan of merger and the related plan of merger. We urge you to read the full text of these documents carefully as they are the legal documents that govern the merger. In this proxy statement/prospectus, we refer to the agreement and plan of merger and the related plan of merger collectively as the merger agreement.

The boards of directors of Ethyl, NewMarket and Merger Sub have unanimously adopted the merger agreement, which is subject to approval by Ethyl shareholders at the annual meeting. Under the terms of the merger agreement, at the effective time of the merger,

•	Merger Sub, a wholly owned subsidiary of NewMarket, will merge with and into Ethyl with Ethyl being the surviving corporation,

•	each outstanding share of Ethyl common stock (or fraction of a share) will automatically be converted into one share (or equivalent fraction of a share) of NewMarket common stock and

•	each share of NewMarket common stock held by Ethyl will be cancelled.

As a result, upon completion of the merger,

•	NewMarket will become a holding company that will have as its subsidiaries Ethyl and Ethyl’s present subsidiaries,

•	NewMarket will own all of the outstanding shares of common stock of Ethyl and

•	all of the shares of NewMarket common stock outstanding immediately after the merger will be owned by the former holders of Ethyl common stock. Each Ethyl shareholder will receive full and fractional shares of NewMarket common stock equal to and in exchange for the number of full and fractional shares of Ethyl common stock held immediately before the effective time of the merger.

Reasons for the Holding Company Structure

We currently engage in (1) the development, manufacture, blending, marketing, sale and distribution of fuel and lubricant additives and (2) the marketing, sale and distribution of tetraethyl lead. We operate our business through direct and indirect wholly owned subsidiaries of our company. Following the establishment of the holding company structure, we intend to realign our subsidiaries based on these lines of business. We believe that this realignment will permit the management of each of these lines of business to focus on its respective business and to adopt strategies and pursue opportunities appropriate to each of the respective lines of business, taking into account differences in their product lines, risk and return profiles, and growth potentials. Although we are not actively pursuing any acquisitions or joint ventures, we also believe that the holding company structure and realignment of our subsidiaries will facilitate the future expansion of our business by providing a more flexible structure for acquiring business or entering into joint ventures.

Recommendation of Our Board of Directors

After careful consideration, our board of directors unanimously:

•	determined that the merger is in the best interests of Ethyl and its shareholders;

•	adopted the merger agreement; and

•	recommends that Ethyl shareholders vote to approve the merger agreement.

Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement at the annual meeting.

Conditions to Effectiveness of the Merger

Besides approval by Ethyl shareholders, the merger is subject to the satisfaction of the following conditions:

•	all necessary orders, consents, authorizations, approvals or waivers from regulatory bodies, boards or agencies or other third parties have been received, remain in full force and effect, and do not include, in the sole judgment of the board of directors of Ethyl, unacceptable conditions;

•	no stop order issued by the Securities and Exchange Commission suspending the effectiveness of the registration statement relating to the shares of NewMarket common stock to be issued in the merger is in existence;

•	the shares of NewMarket common stock to be issued in connection with the merger have been listed, subject to official notice of issuance, by the New York Stock Exchange; and

•	no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court, administrative agency or commission or other governmental authority enjoining or otherwise preventing the completion of the merger is in effect.

Following satisfaction or waiver of these conditions, the merger will become effective at the time specified in the articles of merger that will be filed with the State Corporation Commission of the Commonwealth of Virginia. We cannot predict when all conditions will be satisfied, but we intend that the merger will become effective by July 1, 2004.

No Exchange of Stock Certificates Needed

If the merger is effected, it will not be necessary for holders of Ethyl common stock to exchange their existing stock certificates for certificates of NewMarket common stock. The certificates that represent shares of Ethyl common stock outstanding immediately before the effective time of the merger will automatically represent an equal number of shares of NewMarket common stock immediately after the effective time and will no longer represent Ethyl common stock. New certificates bearing the name of NewMarket will be issued after the merger, if and as certificates representing shares of Ethyl common stock outstanding immediately before the merger are presented to Computershare Investor Services, LLC, NewMarket’s transfer agent, for exchange or transfer.

If you hold your shares of Ethyl common stock in book-entry form through the direct registration system in the account maintained by Computershare, your shares of Ethyl common stock will automatically be converted into an equal amount of NewMarket common stock at the effective time of the merger. Shareholders may at any time following the effective time of the merger surrender their certificates to Computershare and elect to have their shares of NewMarket common stock held in book-entry form through the account maintained by Computershare. Shareholders who choose this option will periodically receive account statements from Computershare after they have surrendered their certificates. Shares held in book-entry form have all of the traditional rights and privileges as shares held in certificate form. The direct registration system eliminates the risk and expense of replacing lost certificates and allows shareholders to sell their shares or have their shares delivered to their broker without having to retrieve paper certificates. Shareholders who choose this option may at any time convert their shares of NewMarket common stock held in book-entry form to a certificate representing these shares by contacting Computershare at 2 North LaSalle Street, P.O. Box 3504, Chicago, Illinois 60602, or by telephoning (800) 625-5191. Questions about the direct registration system should be directed to Computershare at (800) 625-5191.

Amendment or Termination of the Merger Agreement

The boards of directors of Ethyl, NewMarket and Merger Sub may amend any of the terms of the merger agreement at any time before or after its approval by the holders of Ethyl common stock and before the effective time, but no amendment of the merger agreement may materially and adversely affect the rights of Ethyl shareholders.

The Ethyl board of directors may terminate the merger agreement and abandon the merger at any time before or after approval by Ethyl shareholders if the board determines, in its sole judgment, that consummation of the merger would, for any reason, be inadvisable or not be in the best interests of Ethyl or its shareholders.

Stock Exchange Listing of NewMarket Common Stock

NewMarket will apply to have its common stock listed on the New York Stock Exchange. We expect this listing to become effective at the effective time of the merger. NewMarket expects its common stock to trade under the ticker symbol “NEU” on the New York Stock Exchange. NewMarket does not intend to list its common stock on the Pacific Stock Exchange. Following the merger, Ethyl common stock will no longer trade on the New York Stock Exchange and the Pacific Stock Exchange and will be delisted and no longer registered under Section 12 of the Securities Exchange Act of 1934, which we refer to in this proxy statement/prospectus as the Exchange Act.

Material U.S. Federal Income Tax Consequences

This section summarizes the material U.S. Federal income tax consequences of the merger to holders of Ethyl common stock. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all tax consequences of the merger and, in particular, may not address U.S. Federal income tax consequences applicable to holders of Ethyl common stock subject to special treatment under U.S. Federal income tax law. In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws. You should consult with your own tax advisor about the tax consequences of the merger in light of your particular circumstances, including the application of any state, local or foreign law.

We have received a private letter ruling from the IRS to the effect that the merger will qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, which we refer to in this proxy statement/prospectus as the Internal Revenue Code, and consequently:

•	no gain or loss will be recognized by Ethyl or NewMarket upon consummation of the merger;

•	no gain or loss will be recognized by a holder of Ethyl common stock upon the exchange of Ethyl common stock for NewMarket common stock in the merger;

•	the basis of the shares of NewMarket common stock received by a holder of Ethyl common stock in the merger will equal the basis of the shares of Ethyl common stock surrendered in the merger; and

•	the holding period of the shares of NewMarket common stock received by a holder of Ethyl common stock in the merger will include the period during which such holder held the shares of Ethyl common stock surrendered in the merger, if they are held as a capital asset at the effective time of the merger.

This private letter ruling is generally binding on the IRS, subject to the continuing accuracy of the factual representations and warranties contained in our letter to the IRS requesting the private letter ruling.

Accounting Treatment

For accounting purposes, the holding company formation will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests” method. Accordingly, the financial position and results of operations of Ethyl will be included in the consolidated statements of NewMarket on the same basis.

Shares Held in the Ethyl Dividend Reinvestment Plan

Shares of Ethyl common stock held in the Ethyl dividend reinvestment plan, including uncertificated whole and fractional shares, will automatically become a like number of shares of NewMarket common stock at the effective time of the merger. At the effective time, NewMarket will succeed to this plan as in effect immediately before the effective time, and shares of NewMarket common stock will be issued under this plan on and after the effective time.

Ethyl Employee and Director Stock-Based Plans

The merger agreement provides that all employee and director plans that use Ethyl common stock will be amended to provide for NewMarket to assume responsibility for these plans upon completion of the merger. Shares of Ethyl common stock issuable or held under these plans will automatically become a like number of shares of NewMarket common stock.

At the effective time of the merger, all outstanding stock options under the Ethyl Corporation 1982 Incentive Stock Option Plan, as amended, which we refer to in this proxy statement/prospectus as the 1982 Option Plan, will be converted into options to purchase an equivalent number of shares of NewMarket common stock with the same exercise price and upon the same terms. NewMarket will file a post-effective amendment to Ethyl’s registration statement for the 1982 Option Plan shortly after the effective time of the merger.

All shares of Ethyl common stock held in the Savings Plan for the Employees of Ethyl Corporation will be converted into shares of NewMarket common stock at the effective time of the merger. NewMarket will file a post-effective amendment to Ethyl’s registration statement for this plan shortly after the effective time of the merger.

At the annual meeting, our board of directors is proposing that Ethyl shareholders approve the 2004 Incentive Plan, which will permit the award of options, stock appreciation rights, stock awards and incentive awards. If Ethyl shareholders approve the merger agreement and the 2004 Incentive Plan, which will become effective upon shareholder approval, the 2004 Incentive Plan will be amended to provide for NewMarket to assume responsibility for the 2004 Incentive Plan upon completion of the merger. Shares of Ethyl common stock issuable under the 2004 Incentive Plan will become a like number of shares of NewMarket common stock. See “Proposal 3: Approval of 2004 Incentive Plan” beginning on page 37.

Directors and Executive Officers of NewMarket

The directors of Ethyl will become the directors of NewMarket at the effective time of the merger. If you elect the nominees for election to the Ethyl board of directors in Proposal 2, the board of directors of NewMarket will initially be as follows:

William W. Berry Phyllis L. Cothran Bruce G. Gottwald Thomas E. Gottwald	James E. Rogers Sidney Buford Scott Charles B. Walker

By approving the merger agreement, you will be considered to have ratified the election of these individuals as directors of NewMarket. After the merger, the composition of the NewMarket board of directors may change. NewMarket will have the same committees of the board of directors as Ethyl currently has, and those directors who serve on committees of the Ethyl board of directors will assume corresponding positions on the committees of the NewMarket board of directors in substitution for their current assignments.

The principal executive officers of Ethyl also serve as the principal executive officers of NewMarket and are expected to continue as principal executive officers of Ethyl and NewMarket after the completion of the merger.

For further information concerning the persons who are directors and principal executive officers of NewMarket, see “Proposal 2: Election of Directors” in this proxy statement/prospectus and “Directors and Executive Officers of the Registrant” in Item 10 of Part III of Ethyl’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this proxy statement/prospectus.

Appraisal or Dissenters’ Rights

Under Virginia law, Ethyl shareholders will not have appraisal or dissenters’ rights in connection with the merger.

DESCRIPTION OF NEWMARKET CAPITAL STOCK

The following summary of the capital stock of NewMarket is not complete and is subject to, and qualified in its entirety by reference to, applicable provisions of Virginia law and the articles of incorporation and bylaws of NewMarket. Copies of the NewMarket articles of incorporation and NewMarket bylaws are attached to this proxy statement/prospectus as Annex C and Annex D, respectively, and incorporated by reference into this proxy statement/prospectus.

General

NewMarket’s authorized equity capitalization consists of 80,000,000 shares of NewMarket common stock, without par value, and 10,000,000 shares of NewMarket preferred stock, without par value. As of March 5, 2004, there were 100 shares of NewMarket common stock issued and outstanding, all of which were owned by Ethyl, and no shares of NewMarket preferred stock were issued and outstanding. The shares of NewMarket common stock into which shares of Ethyl common stock will be converted upon the completion of the merger will be all of the shares of NewMarket common stock issued and outstanding after the merger. No shares of NewMarket preferred stock will be issued and outstanding.

Common Stock

Dividends. Holders of NewMarket common stock are entitled to dividends as declared by the NewMarket board of directors from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of NewMarket preferred stock then outstanding.

Voting. Holders of NewMarket common stock are entitled to one vote per share and may not cumulate votes for the election of directors.

Other Rights. In the event of the liquidation, dissolution or winding up of NewMarket, holders of NewMarket common stock are entitled to receive pro rata all the remaining assets of NewMarket available for distribution, after satisfaction of all of NewMarket’s debts and liabilities and satisfaction of the prior preferential rights of the NewMarket preferred stock.

Holders of NewMarket common stock do not have preemptive or preferential rights to subscribe for NewMarket shares of any class, warrants, rights or options to purchase NewMarket shares of any class, or any securities or obligations convertible into or exchangeable for warrants, rights or options to purchase NewMarket shares of any class. Holders of NewMarket common stock have no liability for further calls or assessments.

Preferred Stock

The NewMarket board of directors is authorized, without further shareholder action, to designate and issue from time to time one or more series of preferred stock. The NewMarket board of directors may fix and determine the preferences, limitations and relative rights of each series of preferred stock issued. Because the board has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of NewMarket common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of NewMarket common stock until the NewMarket board determines the specific rights of the holders of preferred stock. However, the effects might include:

•	restricting dividends on NewMarket common stock;

•	diluting the voting power of NewMarket common stock;

•	impairing liquidation rights of NewMarket common stock; or

•	delaying or preventing a change in control of NewMarket without further action by shareholders of NewMarket.

Certain Anti-Takeover Provisions of Virginia law, the NewMarket Articles of Incorporation and NewMarket Bylaws

Although it is not the intention of the NewMarket board of directors to discourage legitimate offers to enhance shareholder value, Virginia law, the NewMarket articles of incorporation and the NewMarket bylaws contain provisions that may have the effect of impeding the acquisition of control of NewMarket by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by the NewMarket board. You should also read “Comparison of Rights of Shareholders of Ethyl and NewMarket” beginning on page 19.

Virginia Law

For a discussion of the provisions of Virginia law governing affiliated transactions and control share acquisitions, see “Comparison of Rights of Shareholders of Ethyl and NewMarket — Anti-Takeover Statutes” on page 21.

Articles of Incorporation and Bylaw Provisions

Vacancies. Vacancies on the NewMarket board of directors, including any vacancy created by an increase in the number of directors, may be filled only by the NewMarket board of directors, unless the vacancy is to be filled at an annual meeting of shareholders.

Shareholder Meetings. Under the NewMarket bylaws, only the chairman of the board, the chief executive officer or a majority of the board may call a special meeting of shareholders.

Advance Notice of Nominations and Shareholder Business. The NewMarket bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of the board. These notice procedures are identical to the notice procedures contained in the Ethyl amended bylaws. See “Shareholder Proposals.”

Issuance of Preferred Stock. The NewMarket articles of incorporation authorize the NewMarket board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock” above. Under this authority, the NewMarket board could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of NewMarket capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of NewMarket common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult for, or discourage an attempt by, a potential acquiror to obtain control of NewMarket by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of NewMarket’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of NewMarket without any action by shareholders of NewMarket.

Limitation of Liability and Indemnification Matters. As permitted by Virginia law, the NewMarket articles of incorporation provide that, to the full extent that Virginia law permits the limitation or elimination of the liability of directors and officers, no director or officer shall be liable to NewMarket or its shareholders for monetary damages. Under Virginia law, the liability of directors or officers may not be limited or eliminated where the liability results from willful misconduct or a knowing violation of the criminal law or of any Federal or state securities laws.

The NewMarket articles of incorporation require NewMarket, to the full extent permitted by Virginia law, to indemnify any director or officer who was or is a party to a proceeding due to his or her status as a director or officer or who was or is serving at the request of NewMarket as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification covers all expenses reasonably incurred by a director or officer. Under Virginia law, either

•	the NewMarket board of directors, by a majority vote of a quorum of disinterested directors,

•	if there is not a quorum of disinterested directors, by a majority vote of a committee, consisting of two or more disinterested directors, duly designated by the board,

•	special legal counsel or

•	the shareholders

must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law or of any Federal or state securities laws.

Under the NewMarket articles of incorporation, in the event there has been a change in the composition of a majority of the board of directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification will be made by special legal counsel agreed upon by the board of directors and the director or officer seeking indemnification. If the board of directors and the director or officer seeking indemnification cannot agree upon a special legal counsel, the board of directors and the director or officer will each select a nominee and the nominees will select the special legal counsel. We have been informed that in the opinion of the Securities and Exchange Commission indemnification for liabilities under the Securities Act of 1933 is against public policy and is unenforceable.

Transfer Agent and Registrar

Computershare Investor Services, LLC is the transfer agent and registrar for NewMarket common stock.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF ETHYL AND NEWMARKET

As Virginia corporations, both Ethyl and NewMarket are governed by Virginia law. As a result of the merger, holders of Ethyl common stock, whose rights are currently governed by the Ethyl restated articles of incorporation and the Ethyl amended bylaws, will become shareholders of NewMarket, whose rights will be governed by the NewMarket articles of incorporation and the NewMarket bylaws.

The following description summarizes the material differences between the Ethyl restated articles of incorporation and the NewMarket articles of incorporation and the Ethyl amended bylaws and the NewMarket bylaws. Unless noted below, the rights of holders of Ethyl common stock will not change upon the conversion of their shares of Ethyl common stock into shares of NewMarket common stock in the merger. The following summary is not complete and is subject to, and qualified in its entirety by reference to, applicable provisions of

Virginia law, the Ethyl restated articles of incorporation, the Ethyl amended bylaws, the NewMarket articles of incorporation and the NewMarket bylaws. The Ethyl restated articles of incorporation and the Ethyl amended bylaws have been filed as exhibits to the materials filed by Ethyl with the Securities and Exchange Commission. See “Where You Can Find More Information.” Copies of the NewMarket articles of incorporation and the NewMarket bylaws are attached to this proxy statement/prospectus as Annex C and Annex D, respectively, and incorporated by reference into this proxy statement/prospectus.

Capitalization

Ethyl. Ethyl is authorized to issue 80,000,000 shares of common stock, $1.00 par value per share. As of February 27, 2004, 16,826,009 shares of common stock were issued and outstanding.

Ethyl is authorized to issue 10,000,000 shares of preferred stock, with a par value, if any, to be determined with respect to each series of preferred stock. As of the date of this proxy statement/prospectus, no shares of preferred stock were issued and outstanding.

NewMarket. NewMarket is authorized to issue 80,000,000 shares of common stock, without par value. As of the date of this proxy statement/prospectus, 100 shares of common stock were issued and outstanding.

NewMarket is authorized to issue 10,000,000 shares of preferred stock, without par value. As of the date of this proxy statement/prospectus, no shares of preferred stock were issued and outstanding.

Preemptive Rights

Ethyl. Holders of Ethyl common stock have preemptive or preferential rights to subscribe for shares of Ethyl common stock.

NewMarket. Holders of NewMarket common stock do not have preemptive or preferential rights to subscribe for shares of NewMarket common stock.

Amendment of Articles of Incorporation, Merger, Share Exchanges and Sale of Assets

Under Virginia law, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain actions such as the amendment of the articles of incorporation, mergers, share exchanges, sales of all or substantially all of a corporation’s assets not in the ordinary course of business and the dissolution of the corporation, must be approved by each voting group entitled to vote on the transaction by more than two-thirds of all the votes entitled to be cast by that voting group. However, the vote specified in the articles of incorporation may not be reduced to less than a majority of all votes cast by the voting group at a meeting at which a quorum of the voting group exists.

Ethyl. The Ethyl restated articles of incorporation do not contain any provisions regarding the amendment of the Ethyl articles of incorporation, mergers, share exchanges, sales of all or substantially all of Ethyl’s assets not in the ordinary course of business or the dissolution of Ethyl. Therefore, these actions must be approved by each voting group entitled to vote on the transaction by more than two-thirds of all the votes entitled to be cast by that voting group.

NewMarket. The NewMarket articles of incorporation provide that the amendment of the NewMarket articles of incorporation, mergers, share exchanges, sales of all or substantially all of NewMarket’s assets not in the ordinary course of business and the dissolution of NewMarket must be approved by each voting group entitled to vote on the transaction by a majority of all the votes entitled to be cast by that voting group.

Anti-Takeover Statutes

Virginia law contains provisions governing “affiliated transactions.” In general, these provisions prohibit a Virginia corporation from engaging in material acquisition transactions with any holder of more than 10% of any class of its outstanding voting shares (an “interested shareholder”) for a period of three years following the date that such person became an interested shareholder unless:

•	the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction, or

•	before the date the person became an interested shareholder, the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.

A Virginia corporation may include in its articles of incorporation initially filed with the State Corporation Commission of the Commonwealth of Virginia a provision opting out of the affiliated transactions statute. The shareholders of a Virginia corporation may also adopt an amendment to the corporation’s articles of incorporation or bylaws opting out of the affiliated transactions statute.

Ethyl. Neither the Ethyl restated articles of incorporation nor the Ethyl amended bylaws contain any provisions opting out of the affiliated transactions statute.

NewMarket. The NewMarket articles of incorporation initially filed with the State Corporation Commission of the Commonwealth of Virginia include a provision opting out of the affiliated transactions statute.

Virginia law also contains provisions relating to “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or

•	the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

A Virginia corporation may include in its articles of incorporation or bylaws a provision opting out of the control share acquisition statute.

Ethyl. The Ethyl amended bylaws contain a provision opting out of the control share acquisition statute.

NewMarket. The NewMarket articles of incorporation include a provision opting out of the control share acquisition statute.

PROPOSAL 2:

ELECTION OF DIRECTORS

The nominating and corporate governance committee has recommended to our board of directors, and our board of directors has approved, the persons named below as nominees for election to our board of directors. Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as our board of directors may designate). Each of the nominees presently serves as a director. Our board of directors has no reason to believe that any of the nominees will be unavailable to serve.

William W. Berry; age 71; director since 1983; consultant; Chairman of the Board of New England Independent Systems Operator (regional manager of electric bulk power generation and transmission systems) since June 1997.

Phyllis L. Cothran; age 57; director since 1995; retired, having previously served as President and Chief Operating Officer of Trigon Healthcare, Inc., formerly Blue Cross and Blue Shield of Virginia (health insurance company), from November 1990 to March 1997. Other directorship: Tredegar Corporation.

Bruce C. Gottwald; age 70; director since 1962; Chairman of the Board and Chairman of the Executive Committee since June 1, 2001, having previously served as Chief Executive Officer and Chairman of the Board of Ethyl from March 1, 1994 through May 31, 2001. Other directorship: CSX Corporation.

Thomas E. Gottwald; age 43; director since 1994; President and Chief Executive Officer of Ethyl since June 1, 2001, having previously served as President and Chief Operating Officer of Ethyl from March 1, 1994 through May 31, 2001.

James E. Rogers; age 58; director since 2003; President of SCI Investors Inc. (private equity investment firm). Other directorships: Owens & Minor, Inc., Cadmus Communications Corporation, Wellman, Inc. and Caraustar Industries, Inc.

Sidney Buford Scott; age 71; director since 1959; Chairman of the Board of Scott & Stringfellow, Inc. (investment bankers and brokers).

Charles B. Walker; age 65; director since 1989; retired, having previously served as Vice Chairman of the Board of Albemarle Corporation (specialty chemicals company) from June 14, 2002 through January 31, 2003, Vice Chairman of the Board and Chief Financial Officer of Albemarle Corporation from 1994 through June 14, 2002, Vice Chairman of the Board of Ethyl from March 1, 1994 to January 31, 1998, and Chief Financial Officer and Treasurer of Ethyl from March 1, 1994 to October 1, 1997. Other directorship: Nations Funds Trusts/Nations Funds, Inc.

Our board of directors recommends that you vote “FOR” all of the nominees listed above.

Board of Directors

Our company is managed under the direction of our board of directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our Internet website at http://www.ethyl.com under Investor Information, Corporate Governance.

Independence of Directors

Upon the recommendation of our nominating and corporate governance committee, our board of directors has affirmatively determined that each of the following directors is “independent” under the general listing standards of the New York Stock Exchange, the exchange on which shares of Ethyl common stock are listed, and our Corporate Governance Guidelines: Messrs. Berry, Rogers, Walker and Scott and Ms. Cothran. Our board has adopted categorical standards, as part of our Corporate Governance Guidelines, to assist it in making determinations of independence. Each of the directors identified as independent in this proxy statement/prospectus meets these standards. A copy of these standards is attached to our Corporate Governance Guidelines, which are attached to this proxy statement/prospectus as Annex E.

Board Meetings

Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting Ethyl and to act on matters requiring board approval, and may hold special meetings between scheduled meetings when appropriate. During 2003, our board held eight meetings. During 2003, each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of all committees of our board on which the director then served and (2) the total number of meetings of our board of directors.

Meetings of Non-Management Directors; Presiding Director

Our Corporate Governance Guidelines require that the non-management members of our board of directors meet in executive session at each regularly scheduled board meeting. Our board of directors has determined that a presiding director should chair all meetings of non-management directors, as provided in our Corporate Governance Guidelines. The presiding director position will rotate among the chairs of each of the independent board committees in the following order: audit committee, bonus, salary and stock option committee, and nominating and corporate governance committee. During those meetings, the presiding director has the responsibilities to lead the meeting, set the agenda and determine the information to be provided to the other non-management directors at the meeting. Shareholders and other interested persons may contact any of the non-management directors through the method described in “—Communications with Our Board” below. Our Corporate Governance Guidelines also require that the independent members of our board of directors meet in executive session at each regularly scheduled board meeting.

Director Attendance at Annual Meeting

Our policy is that directors attend the annual meeting of shareholders each year. All directors attended last year’s annual meeting of shareholders.

Communications with Our Board

Our board of directors unanimously has approved a process for shareholders to send communications to the board and individual directors. Shareholders and other interested persons may communicate with the full board of directors, a specified committee of our board, the non-management directors or a specified individual member of our board in writing by mail c/o Ethyl Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Chief Legal Officer. All communications will be forwarded to our board of directors, the specified committee of our board or the specified individual director, as appropriate. We screen all regular mail for security purposes.

Committees of Our Board

Our board of directors has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Executive Committee

The executive committee currently consists of Messrs. Bruce C. Gottwald, Berry, Thomas E. Gottwald and Scott. During 2003, the executive committee did not meet, but took action by unanimous written consent on two occasions. The executive committee exercises all of the services of our board of directors in the management of the ordinary business of our company when our board of directors is not in session.

Audit Committee

Ms. Cothran (Chairperson) and Messrs. Berry and Scott currently serve on the audit committee, which operates under a written charter adopted by our board of directors, a copy of which is attached to this proxy statement/prospectus as Annex F. During 2003, the audit committee met on six occasions. The audit committee reviews our internal audit and financial reporting functions and the scope and results of the audit performed by our independent accountants and matters relating thereto and reports thereon to our board of directors. The audit committee also approves the engagement of our independent accountants. Upon the recommendation of our nominating and corporate governance committee, our board of directors has determined that each of the members of the audit committee is “independent,” as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and the rules thereunder, as incorporated into the listing standards of the New York Stock Exchange, and in accordance with our audit committee charter. Our board of directors has also determined that each of Ms. Cothran and Messrs. Berry and Scott is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. Our board has further determined that each of the members of the audit committee is financially literate and that each of the members of the audit committee has accounting or related financial management expertise, as such terms are interpreted by our board in its business judgment.

Bonus, Salary and Stock Option Committee

Messrs. Berry (Chairman), Rogers and Scott and Ms. Cothran currently serve on the bonus, salary and stock option committee, which operates under a written charter adopted by our board of directors, a copy of which is attached as Annex G to this proxy statement/prospectus. Our board of directors has determined that each of the members of the bonus, salary and stock option committee is “independent” under the general independence standards of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. During 2003, the bonus, salary and stock option committee met on six occasions. This committee approves the compensation of management-level employees and, together with all of our independent directors, approves the compensation of our chief executive officer. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel and granted awards under the 1982 Option Plan, which terminated on March 2, 2004, and will perform the same function under the 2004 Incentive Plan, subject to the approval of that plan by Ethyl shareholders.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Messrs. Scott (Chairman), Berry and Rogers, and operates under a written charter adopted by the board of directors, a copy of which is attached as Annex H to this proxy statement/prospectus. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” under the general independence standards of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. The nominating and corporate governance committee met once during 2003. This committee develops and recommends to our board of directors appropriate corporate governance guidelines and policies, monitors and evaluates the implementation of such guidelines and policies, identifies individuals qualified to act as directors and recommends director candidates to our board for nomination by our board.

Nominating and Corporate Governance Committee Process for Identifying and Evaluating Director Candidates. The nominating and corporate governance committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The nominating and corporate governance committee evaluates any candidate’s qualifications to serve as a member of our board based on the skills and experience of individual board members as well as the skills and experience of our board as a whole. In addition, the nominating and corporate governance committee will evaluate a candidate’s independence, skills and experience in the context of our board’s needs.

Director Candidate Recommendations and Nominations by Shareholders. The nominating and corporate governance committee’s charter provides that the nominating and corporate governance committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the nominating and corporate governance committee through the method described under “—Communications with Our Board” above. In addition, in accordance with our amended bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to our board of directors so long as such shareholder complies with the procedures set forth in our amended bylaws and summarized in “Shareholder Proposals” beginning on page 42. There are no differences in the manner in which the committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The nominating and corporate governance committee did not receive any recommendations from any shareholders in connection with the annual meeting.

Availability of Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the audit committee, bonus, salary and stock option committee, and nominating and corporate governance committee are attached as annexes to this proxy statement/prospectus. These documents are also available on our Internet website at http://www.ethyl.com under Investor Information, Corporate Governance and in print to any shareholder upon request by contacting our corporate secretary as described in “Where You Can Find More Information” beginning on page 44.

Compensation of Directors

From January through May 2003, we paid each of our non-employee directors (a) $1,000 for attendance at each board meeting and (b) $600 for attendance at each meeting of a committee of the board of which he or she is a member. From June through December 2003, we paid each of our non-employee directors (a) $1,500 for attendance at each board meeting and (b) $1,500 for attendance at each committee meeting. In addition, during each of the first two quarters of 2003, we paid each of our non-employee directors a quarterly fee of $5,000. During each of the second two quarters of 2003, we paid each of our non-employee directors a quarterly fee of $6,250. We did not pay employee members of our board of directors separately for their service on our board or its committees.

Any director who was elected to our board on or before February 23, 1995 and who retires from our board after age 60 with at least five years’ service on our board will receive $12,000 per year for life, payable in quarterly installments. The service requirement for this benefit may be waived under certain circumstances. Any director retiring under other circumstances will receive $12,000 per year, payable in quarterly installments, commencing no earlier than age 60, for a period not to exceed his or her years of service on our board. The payment period limitation on this benefit may be waived in certain circumstances. Such retirement payments to former directors may be discontinued under certain circumstances.

Under the Ethyl Corporation Non-Employee Directors’ Stock Acquisition Plan, which we refer to in this proxy statement/prospectus as the Non-Employee Directors’ Stock Plan, each non-employee director is awarded on each July 1 that number of whole shares of Ethyl common stock that, when multiplied by the closing price of Ethyl common stock on the immediately preceding business day, as reported in The Wall Street Journal, equal as nearly as possible but do not exceed $5,000. The shares of Ethyl common stock awarded under the Non-Employee Directors’ Stock Plan are nonforfeitable and the recipient directors immediately and fully vest in Ethyl common stock issued under the Non-Employee Directors’ Stock Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, directors may sell their shares under the Non-Employee Directors’ Stock Plan at any time. The Non-Employee Directors’ Stock Plan provides that no awards may be made after July 1, 2011.

Non-employee directors may defer, in 10% increments, all or part of their retainer fee and meeting fees into either a deferred cash account or a deferred stock account, which we refer to in this proxy statement/prospectus as the Deferred Compensation Plan, or a percentage of the fees into each of the accounts, both of which are unfunded and maintained for recordkeeping purposes only. Distributions under the Deferred Compensation Plan, paid in a single sum or in up to 10 annual installments, cannot begin within two years of the beginning of the deferral year. The maximum aggregate number of shares of Ethyl common stock that may be awarded under the Deferred Compensation Plan is 100,000 shares.

Certain Relationships and Related Transactions

Thomas E. Gottwald, Chief Executive Officer and director of our company, is a son of Bruce C. Gottwald, Chairman of the Board of Directors of our company. The members of the family of Bruce C. Gottwald may be deemed to be control persons of our company.

On February 1, 2002, Bruce C. Gottwald made a loan to our company in the amount of $18,640,000 for a three-year term at an interest rate of 8.5%. The monthly payments were interest only during the term of the loan, with the principal amount coming due at maturity. We used the proceeds of the loan to pay down existing debt. The loan was non-recourse to our company and was secured by a first deed of trust on the three buildings at 330 South Fourth Street, Richmond, Virginia, that constitute our principal offices. An independent appraiser valued the three buildings at $18,640,000. On April 30, 2003, we completed an offering of $150 million of 8 7/8% senior notes due 2010 and entered into a bank credit facility consisting of a $115 million bank term loan due 2009 and a $50 million revolving credit facility. We used the proceeds from the senior notes and the bank term loan to repay our previous credit facility and the loan made by Bruce C. Gottwald.

In 2001, Old Town, LLC, which is owned by Bruce C. Gottwald and his brother Floyd D. Gottwald, Jr., each a beneficial owner of more than 5% of Ethyl common stock, purchased Old Town Farm, consisting of approximately 1,600 acres of real property and related personal property, from our company. We manage and maintain Old Town Farm in exchange for the right to use and make available for use by others the farm’s facilities, primarily for customer meetings and other business related activities. We retain all revenue generated through the use of the farm. Old Town, LLC, pays all costs of capital improvements to Old Town Farm.

Beneficial Ownership Reporting Compliance

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that we have received, we believe that there has been compliance with all filing requirements applicable to our officers and directors and beneficial owners of greater than 10% of Ethyl common stock.

Stock Ownership

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of January 31, 2004, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares	Percent of Class
Common Stock	Floyd D. Gottwald, Jr. 330 South Fourth Street Richmond, Virginia 23219	1,105,804(a)	6.58%

	Bruce C. Gottwald 330 South Fourth Street Richmond, Virginia 23219	1,085,677(b)(c)	6.46%

(a)	As of January 31, 2004, Floyd D. Gottwald, Jr. had sole voting and investment power over all of the shares disclosed except 154,186 shares held in certain trust relationships as to which he disclaims beneficial ownership. This amount does not include an aggregate of 1,029,348 shares (6.13%) of Ethyl common stock beneficially owned by the adult sons of Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr. and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of Ethyl common stock. Information based on the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004.

(b)	As of January 31, 2004, Bruce C. Gottwald had sole voting and investment power over all of the shares disclosed except 172,916 shares held by his wife and in certain trust relationships as to which he disclaims beneficial ownership. This amount does not include an aggregate of 949,581 shares (5.65%) of Ethyl common stock beneficially owned by the adult sons of Bruce C. Gottwald. Bruce C. Gottwald and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of Ethyl common stock.

(c)	This amount does not include any shares owned of record by Merrill Lynch Trust Company, as trustee under our savings plan for the benefit of our employees. Shares held under our savings plan are voted by the trustee in accordance with instructions solicited from employees participating in the plan. If a participating employee does not give the trustee voting instructions, his or her shares generally are voted by the trustee in accordance with our board’s recommendations to the shareholders. Because members of the family of Bruce C. Gottwald are executive officers and directors of our company and are among our largest shareholders, they may be deemed to be control persons of our company and to have the capacity to control any such recommendation of our board of directors.

Directors and Executive Officers

The following table sets forth as of January 31, 2004, the beneficial ownership of Ethyl common stock by all of our directors, our Chief Executive Officer and our four next most highly compensated executive officers, who are referred to in their proxy statement/prospectus as our named executive officers, and all of our directors and executive officers as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him or her.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power[1]	Number of Shares with Shared Voting and Investment Power	Total Number of Shares	Percent of Class[2]
William W. Berry	1,145	429[3]	1,574
Phyllis L. Cothran	2,307	—	2,307
David A. Fiorenza	19,685	—	19,685
Bruce C. Gottwald	912,761	172,916[4]	1,085,677	6.46%
Thomas E. Gottwald	144,723	646,468[5]	791,191	4.70%
Warren Huang	26,776	—	26,776
Alexander McLean	23,480	—	23,480
Newton A. Perry	24,306	1,025[6]	25,331
James E. Rogers	2,522	—	2,522
Sidney Buford Scott	14,352	—	14,352
Charles B. Walker	17,282	—	17,282
Directors and executive officers as a group (14 persons)	1,220,097	820,878	2,040,975	12.07%

[1]	The amounts in this column include shares of Ethyl common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of January 31, 2004, pursuant to the exercise of options granted under the 1982 Stock Option Plan: David A. Fiorenza: 12,000 shares; Thomas E. Gottwald: 31,000 shares; Warren Huang: 16,500 shares; Alexander McLean: 14,500 shares; Newton A. Perry: 16,500 shares; Charles B. Walker: 4,000 shares; and the directors and executive officers as a group: 109,300 shares.

[2]	Except as indicated, each person or group owns less than 1% of Ethyl common stock.

[3]	Mr. Berry disclaims beneficial ownership of all 429 of such shares.

[4]	Mr. Bruce C. Gottwald disclaims beneficial ownership of all 172,916 of such shares.

[5]	Mr. Thomas E. Gottwald disclaims beneficial ownership of all 646,468 of such shares. This amount includes 637,220 shares of Ethyl common stock that Mr. Gottwald may be deemed to own beneficially. Such shares constitute Mr. Gottwald’s interest as beneficiary of a trust of which he is a co-trustee.

[6]	Mr. Perry disclaims beneficial ownership of all 1,025 of such shares.

Compensation of Executive Officers and Directors

The following table presents information relating to total compensation of our named executive officers for the fiscal years ended December 31, 2003, 2002 and 2001.

	Year	Annual Compensation			Long-Term Compensation		All Other Compensation
Name and Principal Position		Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Options/ SARs
Thomas E. Gottwald President and Chief Executive Officer	2003 2002 2001	$453,500 411,800 411,800	$150,000 120,000 —	— — —	— — —	— — 30,000	$22,675[1] 20,590[1] 20,590[1]

Newton A. Perry Senior Vice President Strategy[2]	2003 2002 2001	$300,725 287,400 270,400	$120,900 100,000 62,500	— — —	— — —	— — 25,000	$15,036[3] 14,370[3] 13,520[3]

Alexander McLean Senior Vice President Petroleum Additives	2003 2002 2001	$289,300 272,700 256,700	$90,000 100,000 62,500	— — —	— — —	— — 25,000	$14,465[4] 13,635[4] 12,835[4]

Warren Huang Senior Vice President Fuel Additives	2003 2002 2001	$285,225 270,700 254,800	$125,000 100,000 50,000	$77,813[5] 44,516[5] 244,040[5]	— — —	— — 25,000	$14,261[6] 13,535[6] 12,740[6]

David A. Fiorenza Vice President, Treasurer and Principal Financial Officer	2003 2002 2001	$236,800 226,000 217,300	$75,000 40,000 35,000	— — —	— — —	— — 16,000	$11,840[7] 11,300[7] 10,865[7]

[1]	Includes contributions to our savings plan ($10,000, $10,000 and $8,500) for 2003, 2002 and 2001, respectively, and accruals in our excess benefit plan ($12,675, $10,590 and $12,090) for 2003, 2002 and 2001, respectively.

[2]	Mr. Perry will retire from Ethyl on June 30, 2004.

[3]	Includes contributions to the our savings plan ($10,000, $10,000 and $8,500) for 2003, 2002 and 2001, respectively, and accruals in our excess benefit plan ($5,036, $4,370 and $5,020) for 2003, 2002 and 2001, respectively.

[4]	Includes contributions to our savings plan ($10,000, $10,000 and $8,500) for 2003, 2002 and 2001, respectively, and accruals in our excess benefit plan ($4,465, $3,635, and $4,335) for 2003, 2002 and 2001, respectively.

[5]	Includes taxes paid by us on Mr. Huang’s behalf ($63,920, $44,516 and $126,195) for 2003, 2002 and 2001, respectively, and relocation costs paid by us on Mr. Huang’s behalf ($13,893) for 2003.

[6]	Includes contributions to our savings plan ($10,000, $10,000 and $8,500) for 2003, 2002 and 2001, respectively, and accruals in the our excess benefit plan ($4,261, $3,535 and $4,240) for 2003, 2002 and 2001, respectively.

[7]	Includes contributions to our savings plan ($10,000, $10,000 and $8,500) for 2003, 2002 and 2001, respectively, and accruals in our excess benefit plan ($1,840, $1,300 and $2,365) for 2003, 2002 and 2001, respectively.

Option/SAR Grants in Last Fiscal Year

No grants of stock options and SARs were made to our named executive officers for the fiscal year ended December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Value

The following table presents information concerning stock option and SAR exercises by our named executive officers and fiscal year-end option/SAR values as of December 31, 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-The-Money Options/ SARs at FY-End ($)[1]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. Gottwald	—	—	31,000[2]	79,000[3]	$262,800	$262,800
Newton A. Perry	—	—	16,500[2]	28,500[4]	219,000	219,000
Alexander McLean	—	—	14,500[2]	35,500[5]	219,000	219,000
Warren Huang	—	—	16,500[2]	28,500[6]	219,000	219,000
David A. Fiorenza	—	—	12,000[2]	24,000[7]	140,160	140,160

[1]	These values are based on $21.87, the closing price of Ethyl common stock on the New York Stock Exchange on December 31, 2003.

[2]	Each of these options relates to Ethyl common stock.

[3]	Each of these options relates to Ethyl common stock and 64,000 of such options include a tandem SAR.

[4]	Each of these options relates to Ethyl common stock and 16,000 of such options include a tandem SAR.

[5]	Each of these options relates to Ethyl common stock and 23,000 of such options include a tandem SAR.

[6]	Each of these options relates to Ethyl common stock and 16,000 of such options include a tandem SAR.

[7]	Each of these options relates to Ethyl common stock and 16,000 of such options include a tandem SAR.

Equity Compensation Plan Information

The following table presents information as of December 31, 2003 with respect to compensation plans under which shares of Ethyl common stock are authorized for issuance. The following table does not include securities that may be issued under the 2004 Incentive Plan, which is being submitted for approval at the annual meeting and has not been implemented.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans[2]
Equity Compensation Plans Approved by Shareholders
1982 Incentive Plan	969,000	$22.81	819,000[3]
Equity Compensation Plans Not Approved by Shareholders[4]	—	—	—
Total	969,000	$22.81	819,000[3]

[1]	There are no outstanding warrants or rights.

[2]	Amounts exclude any securities to be issued upon exercise of outstanding options.

[3]	The 1982 Incentive Plan terminated on March 2, 2004. We cannot make any further grants or awards under this plan.

[4]	We do not have any equity compensation plans that have not been approved by shareholders.

Retirement Benefits

The following table illustrates under our pension plan for salaried employees the estimated benefits upon retirement at age 65, determined as of December 31, 2003, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, they will be paid under our excess benefit or supplemental retirement plans, as applicable. This table includes the amounts that would be payable under such plans.

Pension Plan Table*

Years of Pension Benefit Service and Estimated Annual Benefits

Final Average Earnings	10	15	20	25	30	35
$300,000	$43,200	$64,900	$86,500	$108,100	$129,700	$151,300
$350,000	$50,700	$76,100	$101,500	$126,900	$152,200	$177,600
$400,000	$58,200	$87,400	$116,500	$145,600	$174,700	$203,800
$450,000	$65,700	$98,600	$131,500	$164,400	$197,200	$230,100
$500,000	$73,200	$109,900	$146,500	$183,100	$219,700	$256,300
$550,000	$80,700	$121,100	$161,500	$201,900	$242,200	$282,600
$600,000	$88,200	$132,400	$176,500	$220,600	$264,700	$308,800
$650,000	$95,700	$143,600	$191,500	$239,400	$287,200	$335,100
$700,000	$103,200	$154,900	$206,500	$258,100	$309,700	$361,300
$750,000	$110,700	$166,100	$221,500	$276,900	$332,200	$387,600

*	Assumes attainment of age 65 in 2003 and Social Security Covered Compensation of $43,968.

The benefit formula under the pension plans is based on the participant’s final-average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for each of our named executive officers as of December 31, 2003, are: Thomas E. Gottwald, 12; Warren Huang, 24; Newton A. Perry, 35; David A. Fiorenza, 29; and Alexander McLean, 15. Benefits under the pension plans are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security. On December 31, 2000, we terminated our tax qualified defined benefit plan for our salaried employees in the United States and implemented a new tax-qualified defined benefit plan with an identical formula on January 1, 2001. Benefits under the new plan are offset by benefits that were paid or payable under the old plan. For purposes of determining pension benefit service under the new plan, participants receive credit for years of pension benefit service earned under the old plan.

Mr. McLean, who was previously employed by Ethyl Petroleum Additives Limited, a subsidiary of our company located in the United Kingdom, also participated in the Ethyl Petroleum Additives Limited Pension Plan, which we refer to in this proxy statement/prospectus as the Additives Plan. The formula under the Additives Plan is equal to 1.6667% times pensionable salary times years of service. Mr. McLean has 7.833 years of service under that plan. This accrued benefit as of April 30, 1997, is $57,751 per year, payable at age 65. This amount has been converted from British pounds to U.S. dollars at the conversion rate of 1£:$1.7859 as of December 31, 2003. The amount payable under the Additives Plan is offset from the amount payable under the pension plan described above.

Excess Benefit Plans

We maintain excess benefit plans in the form of nonqualified pension plans that provide eligible individuals the difference between the benefits they actually accrue under our qualified employee pension and savings plans and the benefits they would have accrued under such plans but for the maximum benefit and annual addition limitations and the limitation on compensation that may be recognized thereunder under the Internal Revenue

Code. All benefits under the excess plans vest upon a change in control of our company, as defined in the excess benefit plans. Under our excess benefit plans, the merger will not result in a change in control of our company. Participants in the excess benefit plans receive their benefits in the form elected under our qualified employee pension plans or under certain circumstances in a lump sum payment.

Mr. Walker, who retired as an officer and employee of our company on January 31, 1998, received a series of payments that were equivalent to the present value of his accrued benefits under the excess benefit plans plus any earnings on the funds designed for such payments. This arrangement is in lieu of any benefits under the excess benefit plans.

BONUS, SALARY AND STOCK OPTION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The bonus, salary and stock option committee of the board of directors, which performs the function of a compensation committee, consists of four independent directors. The committee is delegated the power to administer Ethyl’s compensation program applicable to its executive officers, including the chief executive officer. Accordingly, the committee submits this report on executive compensation to Ethyl shareholders.

Overall Objectives

The objectives of Ethyl’s executive compensation program are to:

•	provide balanced, competitive total compensation that will enable the company to attract, motivate and retain highly qualified executives;

•	provide incentives for enhancing the profitability of the company by rewarding executives for meeting individual and corporate goals; and

•	align the financial interests of the executives closely to those of Ethyl shareholders by encouraging executive ownership of Ethyl common stock.

Elements of the Program

The committee believes the interests of the shareholders will be best served if the compensation program consists of cash compensation and equity ownership, with a significant portion of compensation depending upon performance. The program currently includes: base salary, annual bonuses in cash or cash and stock, and stock options. Under the 2004 Incentive Plan, if approved, the committee will also have the opportunity to grant options, stock appreciation rights, stock awards and incentive awards. The committee considers all elements of the program when setting appropriate compensation.

Ethyl seeks to maintain its executive compensation packages around the mid-range of those offered generally in the job markets in which it competes for talent and experience. More recently Ethyl has been concentrating on streamlining operations with the focus of employment and compensation decisions directed at reducing costs.

Base Salaries

Base salaries have been based on evaluations of Ethyl’s past and current operating profits and individual contribution to Ethyl’s success, market data for comparable positions and salary levels of Ethyl’s peer group companies and alignment of salary and organization within the company. The committee considers each of the individual factors but does not assign a specific value to each factor, and a subjective element is acknowledged in evaluating each executive’s contribution. The committee believes that Ethyl’s executive level compensation is within the range of compensation offered by peer group companies.

Annual Bonuses

The annual bonus program has been designed to motivate and reward performance measured against individual, division, department and corporate objectives. Annual bonus awards are determined by the committee in conjunction with senior management, and are based on evaluation of the performance, level of responsibility and leadership of the individual executive in relation to overall corporate results. Based on these criteria, annual bonuses were awarded to certain executive officers. See page 29.

Additionally, effective January 1, 2003, Ethyl adopted a Management Bonus Plan. This plan is intended to provide incentive and reward to employees who contribute to the success of Ethyl and its affiliates by their invention, ability, industry or exceptional services by making those employees participants in that success. Each of Ethyl’s employees is eligible to participate in the plan and receive a cash bonus award based on rules established by the committee, which may include the satisfaction of certain criteria.

Stock Options

Under Ethyl’s existing incentive stock option plan, which was approved by Ethyl’s shareholders and terminates on March 2, 2004, the committee, in its discretion, may grant options to purchase shares of Ethyl common stock (with or without related SARs) to any officer or key employee of Ethyl or any subsidiary who has contributed or can be expected to contribute to the company’s profits and growth. The committee determines the amount of the grant, the term of the options and the requisite conditions for exercise.

CEO Compensation

In keeping with the objective of improving long-term performance and shareholder value, the chief executive officer, who is also a major shareholder, strongly advocates pay for performance. The committee increased Mr. Gottwald’s salary for 2003 by 4.99% and awarded Mr. Gottwald a bonus of $150,000 for 2003 based on his leadership as reflected in Ethyl’s continued progress on improving earnings and reducing debt. The committee believes that the CEO’s total compensation for 2003 is within the range of CEO compensation offered by peer group companies.

Section 162(m)

Section 162(m) of the Internal Revenue Code provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to Ethyl’s executive officers. The 1982 Option Plan, which terminates on March 2, 2004, and the 2004 Incentive Plan, if approved, are designed to meet the criteria applicable to performance-based compensation (as defined in Section 162(m) of the Internal Revenue Code). The Management Bonus Plan, however, does not meet the criteria applicable to performance-based compensation and would have to be amended to limit the committee’s discretion to determine individual awards based on individual performance factors and other factors as the committee may determine, from time to time, to be relevant. The committee currently does not anticipate that there will be any compensation awarded under the Management Bonus Plan subject to the loss of tax deductibility and intends that all compensation awarded under the Management Bonus Plan will comply with Section 162(m).

The committee believes, however, that it is important to retain the flexibility on awards under Ethyl’s plans in order to serve the best interests of the company by allowing the committee to recognize and motivate individual executive officers as circumstances warrant.

THE BONUS, SALARY AND STOCK OPTION

COMMITTEE

William W. Berry, Chairman

Phyllis L. Cothran

James E. Rogers

Sidney Buford Scott

February 26, 2004

AUDIT COMMITTEE REPORT

The audit committee of the board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors. Management is responsible for Ethyl’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Ethyl’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes and to report thereon to the board of directors. The audit committee also approves the selection of Ethyl’s independent accountants subject to shareholder ratification. In this context, the audit committee has met and held discussions with management and PricewaterhouseCoopers LLP, Ethyl’s independent accountants.

Management represented to the audit committee that Ethyl’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers.

The audit committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the independent accountants’ responsibilities, significant accounting adjustments and any disagreements with management.

The audit committee also has received the written disclosures and the letter from PricewaterhouseCoopers relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and has discussed with PricewaterhouseCoopers that firm’s independence from Ethyl.

Based upon the audit committee’s discussions with management and PricewaterhouseCoopers and the audit committee’s review of the representation of management and the report of PricewaterhouseCoopers to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Ethyl’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee Pre-Approval Policy

The audit committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by Ethyl’s independent accountants in order to assure that the provision of such services does not impair the independent accountants’ independence from Ethyl. Unless a type of service to be provided by the independent accountants has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the audit committee. In all pre-approval instances, the audit committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The audit committee has designated in the Audit Committee Pre-Approval Policy specific services that have the pre-approval of the audit committee and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will revise the list of pre-approved services from time to time, based on subsequent determinations.

Pre-approval fee levels for all services to be provided by the independent accountants will be established periodically by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee. The audit committee recognizes the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the audit committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, and Tax services, and the total amount of fees for services classified as permissible All Other services.

The audit committee has designated the principal financial officer to monitor the performance of the services provided by the independent accountants and to determine whether such services are in compliance with the audit committee Pre-Approval Policy. Both the principal financial officer and management will immediately report to the chairman of the audit committee any breach of the Audit Committee Pre-Approval Policy that comes to the attention of the principal financial officer or any member of management.

THE AUDIT COMMITTEE

Phyllis L. Cothran, Chairperson

William W. Berry

Sidney Buford Scott

February 26, 2004

PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Return*

Performance through December 31, 2003

*	Assumes $100 invested on last day of December 1998. Dividends are reinvested quarterly.

PROPOSAL 3:

APPROVAL OF 2004 INCENTIVE COMPENSATION AND STOCK PLAN

The board of directors proposes that Ethyl shareholders approve the Ethyl Corporation 2004 Incentive Compensation and Stock Plan, unanimously adopted by our board on February 26, 2004, subject to the approval by Ethyl shareholders. The 2004 Incentive Plan permits the award of options (both incentive stock options and nonqualified stock options), stock appreciation rights, stock awards and incentive awards.

Until March 2, 2004, the termination date of the 1982 Option Plan, we provided stock-based compensation opportunities for our executives and key employees through the 1982 Option Plan. We cannot make any further grants or awards under the 1982 Option Plan. The 2004 Incentive Plan will succeed the 1982 Option Plan.

Our board believes that the 2004 Incentive Plan will benefit our company by (a) assisting us in recruiting and retaining employees with ability and initiative, (b) providing greater incentive for our employees and (c) enabling such employees to participate in our future success and to associate their interests with those of our company and Ethyl shareholders and, in turn, to create additional shareholder value.

If Ethyl shareholders approve the merger agreement and the 2004 Incentive Plan, which will become effective upon shareholder approval, the 2004 Incentive Plan will be amended to provide for NewMarket to assume responsibility for the 2004 Incentive Plan upon completion of the merger. Shares of Ethyl common stock issuable under the 2004 Incentive Plan will become a like number of shares of NewMarket common stock.

The following summary of the material features of the 2004 Incentive Plan is subject to, and qualified in its entirety by reference to, the complete text of the 2004 Incentive Plan, which is attached as Annex I to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus. We urge you to read the full text of the 2004 Incentive Plan carefully.

Administration

The bonus, salary and stock option committee will administer the 2004 Incentive Plan. The bonus, salary and stock option committee will have the authority to select the individuals who will participate in the 2004 Incentive Plan, who we refer to in this proxy statement/prospectus as participants, and to grant options, stock appreciation rights, stock awards and incentive awards upon such terms (not inconsistent with the terms of the 2004 Incentive Plan) as it considers appropriate. In addition, the bonus, salary and stock option committee will have complete authority to interpret all provisions of the 2004 Incentive Plan, to prescribe the form of notices or agreements evidencing awards under the 2004 Incentive Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 2004 Incentive Plan and to make all other determinations necessary or advisable for the administration of the 2004 Incentive Plan.

The bonus, salary and stock option committee may delegate its authority to administer the 2004 Incentive Plan to an officer of our company. The bonus, salary and stock option committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “administrator” means the bonus, salary and stock option committee and any delegate, as appropriate.

Eligibility

Any employee of our company or an affiliate or a person who is a member of our board of directors or the board of directors of an affiliate is eligible to participate in the 2004 Incentive Plan if the administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of our company or its affiliates. We are not able to estimate the number of individuals that the administrator will select to participate in the 2004 Incentive Plan or the type or size of awards that the administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Awards

Options

Options granted under the 2004 Incentive Plan may be incentive stock options, which we refer to in this proxy statement/prospectus as ISOs, or nonqualified stock options. An option entitles the participant to purchase shares of Ethyl common stock from our company at the option price. The option price will be fixed by the administrator at the time the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. Except for an adjustment in the case of a corporate reorganization, stock dividend, etc. as explained below, the option price cannot be reduced (by amendment, cancellation or otherwise) after the date of grant. The option price may be paid in cash, a cash equivalent acceptable to the administrator, with shares of Ethyl common stock, or a combination thereof.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator at the time the option is granted but, in the case of an ISO, cannot exceed 10 years. No employee may be granted ISOs (under the 2004 Incentive Plan or any other plan of our company) that are first exercisable in a calendar year for Ethyl common stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs

A stock appreciation right, which we refer to in this proxy statement/prospectus as a SAR, may only be granted with a related option. SARs generally entitle the participant to receive with respect to each share of Ethyl common stock encompassed by the exercise of the SAR, the lesser of (1) the excess of the fair market value of a share of Ethyl common stock on the date of exercise over the option price of the retired option and (2) the fair market value of a share of Ethyl common stock on the date of grant price per share of the related option. To exercise a SAR, the participant must surrender unexercised that portion of the option to which the SAR relates and vice versa.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the administrator. The maximum period in which a SAR may be exercised will be fixed by the administrator at the time the SAR is granted, except that no SAR shall have a term of more than 10 years from the date such related option was granted. The amount payable upon the exercise of a SAR may, in the administrator’s discretion, be settled in cash, Ethyl common stock, or a combination of cash and Ethyl common stock.

Stock Awards

The 2004 Incentive Plan also permits the grant of stock awards (i.e., shares of Ethyl common stock). A participant’s rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to conditions prescribed by the administrator. These conditions may include, for example, a requirement that the participant continue employment for a specified period, or that Ethyl or any of our subsidiaries or the participant achieve stated objectives. If the shares are not immediately vested and transferable, the period of restriction will be at least three years. However, the period may be reduced to one year if the transferability, vesting or both is subject to the satisfaction of one or more performance objectives based on the performance criteria described below. The requirements for vesting and transferability in all or part of the shares may be waived in connection with a participant’s termination of employment if the administrator finds that the circumstances of the particular case justify doing so.

Incentive Awards

The 2004 Incentive Plan also allows the administrator to make incentive awards to participants on such terms and conditions as the administrator prescribes. To the extent that any incentive awards are granted, they may, in the administrator’s discretion, be settled in cash, Ethyl common stock, or a combination of cash and Ethyl common stock.

Performance Objectives

A participant’s rights under stock awards and incentive awards granted under the 2004 Incentive Plan may be subject to our company or a subsidiary or a business unit (individually or in any combination) of our company achieving stated performance objectives. The performance objectives may be stated with respect to (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Ethyl common stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income, (n) operating income, (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) commodity or operating revenue and (u) market share.

Change in Control

The 2004 Incentive Plan provides that outstanding options and SARs will become exercisable, outstanding stock awards will become transferable and nonforfeitable, and each incentive award will be earned following a change in control of our company in accordance with the terms of the applicable agreement.

Share Authorization

The maximum aggregate number of shares of Ethyl common stock that may be issued under the 2004 Incentive Plan is 1,500,000 shares. This limitation will be adjusted as the bonus, salary and stock option committee determines is appropriate in the event of a change in the number of outstanding shares of Ethyl common stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the bonus, salary and stock option committee determines is appropriate to reflect such changes. In addition, shares covered by an award that expires or is forfeited will again be available under the 2004 Incentive Plan.

Individual Limitations

No individual may be granted or awarded in any calendar year options or SARs covering more than 200,000 shares of Ethyl common stock in the aggregate. For purposes of this limitation and the individual limitation on the grant of options, an option and corresponding SAR are treated as a single award. In addition, no individual in any calendar year may be awarded stock awards covering more than 200,000 shares of Ethyl common stock. No participant may receive a payment greater than $1,000,000 under an incentive award that is based on an annual performance cycle of one year.

Amendment and Termination

Our board of directors, without further action by Ethyl shareholders, may amend or terminate the 2004 Incentive Plan, provided that no such amendment by our board will be effective until approved by Ethyl shareholders if the amendment (a) increases the aggregate number of shares that may be issued under the 2004 Incentive Plan or (b) changes the class of individuals who are eligible to participate in the 2004 Incentive Plan.

U.S. Federal Income Tax Consequences

We have been advised by counsel regarding the U.S. Federal income tax consequences of the 2004 Incentive Plan. No income is recognized by a participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

The U.S. Federal income tax consequences of stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includible in the participant’s gross income until the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture. The participant may, however, make an election to recognize income currently under Section 83(b) of the Internal Revenue Code. At that time the participant recognizes income equal to the fair market value of the Ethyl common stock.

A participant will recognize ordinary income equal to any cash that is paid and the fair market value of Ethyl common stock (on the date that the shares are first transferable and not subject to a substantial risk of forfeiture) that is received in settlement of an incentive award.

We generally will be entitled to claim a U.S. Federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock, or the payment of an incentive award (subject to tax limitations on our deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the participant. We will not be entitled to a U.S. Federal income tax deduction on account of the grant or the exercise of an ISO unless the participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case we will be entitled to a deduction at the same time and in the same amount as the participant’s recognition of ordinary income.

Our board of directors recommends that you vote “FOR” the proposal to approve the Ethyl Corporation 2004 Incentive Compensation and Stock Plan.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The audit committee has appointed PricewaterhouseCoopers LLP, certified public accountants, as our independent accountants for the fiscal year ending December 31, 2004, subject to shareholder approval. Coopers & Lybrand, L.L.P., which was the predecessor of PricewaterhouseCoopers LLP, has audited our financial statements since 1962 and those of the former Ethyl Corporation (Delaware) from 1947 to 1962. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers’ principal function is to audit our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

The audit committee and our board of directors recommend that you vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2004.

Fees Billed by PricewaterhouseCoopers

The following table sets forth the fees billed to us for the audit and other services provided by PricewaterhouseCoopers to us for the fiscal years ended December 31, 2003 and 2002:

	2003	2002
Audit Fees	$1,101,425	$781,000
Audit-Related Fees	81,025	204,802
Tax Fees	288,975	239,030
All Other Fees	1,400	1,400

Total fees	$1,472,825	$1,226,232

Audit Fees include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2003 amount includes fees for services provided in connection with our planning and readiness to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The 2002 amount includes services rendered in connection with our negotiations to extend our bank credit facility in 2002. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning.

All Other Fees include licensing fees associated with our use of PricewaterhouseCoopers’ on-line information database containing accounting pronouncements and other authoritative guidance.

As a part of its deliberations, the audit committee has considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers.

SHAREHOLDER PROPOSALS

If the merger agreement is approved and the holding company structure implemented, the following information will also be applicable to the 2005 annual meeting of NewMarket shareholders.

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2005 annual meeting of shareholders must present such proposal to our company’s corporate secretary at our principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219 not later than                      , 2004, in order for the proposal to be considered for inclusion in our proxy statement. We will consider such proposals in accordance with the Securities and Exchange Commission’s rules governing the solicitation of proxies. We anticipate holding the 2005 annual meeting on April 28, 2005.

The Ethyl amended bylaws provide that an Ethyl shareholder entitled to vote for the election of directors may nominate persons for election to our board of directors by delivering written notice to our company’s corporate secretary. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such special meeting.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•	a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.

Because the 2004 annual meeting is to be held on                      , 2004, our corporate secretary must receive written notice of a shareholder proposal to be acted upon at the 2005 annual meeting not later than the close of business on                      , 2005 nor earlier than the close of business on                      , 2005.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Ethyl bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in the Ethyl amended bylaws are separate from and in addition to the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

We will furnish any shareholder desiring a copy of our amended bylaws without charge upon request to our corporate secretary. See “Where You Can Find More Information” beginning on page 44.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement/prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 are available on our Internet site at http://www.ethyl.com under Investor Information. Shareholders can elect to access future proxy soliciting materials, including notices to shareholders of annual meetings and proxy statements, and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Ethyl Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary. Shareholders of record can choose this option by marking the appropriate oval on the proxy card included with this proxy statement/prospectus. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by contacting us as described in “Where You Can Find More Information” beginning on page 44.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement/prospectus or Annual Report on Form 10-K for the fiscal year ended December 31, 2003 by writing us as described in “Where You Can Find More Information” beginning on page 44.

We will provide without charge to each person to whom this proxy statement/prospectus has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements. Requests should be directed to our corporate secretary as described in “Where You Can Find More Information” below. A list of the exhibits to the Annual Report on Form 10-K, showing the cost of each, will be delivered with a copy of the Annual Report on Form 10-K. Any of the exhibits listed will be provided upon payment of the charge noted on the list.

LEGAL MATTERS

The validity of the shares of NewMarket Corporation common stock to be issued in the merger will be passed upon by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Ethyl Corporation for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

Our board of directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement/prospectus. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference rooms at the following location:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Ethyl may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

NewMarket filed a registration statement on Form S-4 (333-          ) on March 5, 2004 to register with the Securities and Exchange Commission the NewMarket common stock to be issued to Ethyl shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of NewMarket in addition to being a proxy statement of Ethyl. As allowed by the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information you can find in NewMarket’s registration statement or the exhibits to the registration statement.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that Ethyl has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Ethyl that is not included in or delivered with this proxy statement/prospectus.

Document	Period/Date
Annual Report on Form 10-K	Fiscal Year ended December 31, 2003

Ethyl and NewMarket also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Ethyl annual meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

If you are an Ethyl shareholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them from us, the Securities and Exchange Commission or the Securities and Exchange Commission’s Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from us at the following address:

Ethyl Corporation

330 South Fourth Street

Richmond, Virginia 23219

Telephone: (804) 788-5000

Attention: Corporate Secretary

You should rely on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated                      , 2004. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to Ethyl shareholders nor the issuance of NewMarket common stock in the merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 5, 2004 (this “Agreement”), by and among Ethyl Corporation, a Virginia corporation (“Ethyl”), NewMarket Corporation, a Virginia corporation and a wholly owned subsidiary of Ethyl (“NewMarket”), and Ethyl Merger Sub, Inc., a Virginia corporation and a wholly owned subsidiary of NewMarket (“Merger Sub”).

WHEREAS, the Board of Directors of each of Ethyl, NewMarket and Merger Sub deem it in the best interests of Ethyl, NewMarket and Merger Sub and their respective shareholders that Merger Sub be merged with and into Ethyl (the “Merger”) in accordance with the Virginia Stock Corporation Act (the “VSCA”) and this Agreement, including the Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”), for the purpose of establishing NewMarket as the parent corporation of Ethyl, as a result of which the holders of common stock, $1.00 par value per share of Ethyl (the “Ethyl Common Stock”) would hold, in lieu thereof, common stock of NewMarket, without par value (the “NewMarket Common Stock”); and

WHEREAS, each of the Boards of Directors of Ethyl, NewMarket and Merger Sub unanimously have adopted this Agreement, including the related Plan of Merger;

WHEREAS, Ethyl, as the sole shareholder of NewMarket, and NewMarket, as the sole shareholder of Merger Sub, have each approved this Agreement, including the related Plan of Merger, the Merger and the other matters set forth herein; and

WHEREAS, the Board of Director of Ethyl has determined to recommend that its shareholders approve this Agreement, including the related Plan of Merger, the Merger and the other matters set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, including the Plan of Merger, and in accordance with the VSCA, Merger Sub shall be merged with and into Ethyl at the Effective Time (as defined in Section 1.3), with Ethyl being the surviving corporation. Following the Merger, the separate corporate existence of Merger Sub shall cease and Ethyl shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to all the rights and obligations of Merger Sub in accordance with the VSCA.

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the parties (the “Closing Date”), at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia, unless another time, date or place is agreed to by the parties.

Section 1.3 Effective Time. Prior to the Closing, Ethyl shall prepare articles of merger incorporating the Plan of Merger in accordance with Section 13.1-720 of the VSCA (the “Articles of Merger”), and as soon as practicable on the Closing Date, Ethyl shall file the Articles of Merger in accordance with the relevant provisions of the VSCA with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”). The Merger shall become effective upon the issuance by the SCC of a certificate of merger in accordance with

Section 13.1-720 of the VSCA or at such later date and time as is agreed to by the parties and set forth in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 13.1-721 of the VSCA.

ARTICLE 2

TERMS OF CONVERSION AND EXCHANGE OF SHARES

At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Ethyl, NewMarket or Merger Sub:

Section 2.1 Ethyl Common Stock. Whole and fractional shares of Ethyl Common Stock issued and outstanding immediately prior to the Effective Time, including shares of Ethyl Common Stock held by or issuable under director, officer, employee, shareholder and other plans of Ethyl or its affiliates, shall be automatically changed and converted into shares of NewMarket Common Stock, in the ratio of one share of NewMarket Common Stock for each one share of Ethyl Common Stock, and the NewMarket Common Stock shall thereupon be issued and outstanding and shall be fully paid and nonassessable. Such shares of NewMarket Common Stock shall constitute all of the issued and outstanding shares of capital stock of NewMarket as of the Effective Time.

Section 2.2 Merger Sub Common Stock. The shares of common stock of Merger Sub, without par value (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be automatically changed and converted into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which shall thereupon be issued and fully paid and nonassessable, with the effect that the number of issued and outstanding shares of common stock of the Surviving Corporation shall be the same as the number of issued and outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time.

Section 2.3 NewMarket Common Stock. Each share of NewMarket Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

ARTICLE 3

ARTICLES OF INCORPORATION AND BYLAWS

Section 3.1 Ethyl Articles and Bylaws. The Articles of Incorporation and Bylaws of Ethyl as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time until thereafter changed or amended as provided therein or by applicable law.

Section 3.2 NewMarket Articles and Bylaws. The Articles of Incorporation and Bylaws of NewMarket as in effect immediately prior to the Effective Time shall continue unchanged to be the Articles of Incorporation and Bylaws of NewMarket from and after the Effective Time until thereafter changed or amended as provided therein or by applicable law.

ARTICLE 4

DIRECTORS AND OFFICERS

Section 4.1 Ethyl Directors and Officers. The persons who are directors and officers of Ethyl immediately prior to the Effective Time shall be the directors and officers, respectively, of NewMarket and the Surviving

Corporation from and after the Effective Time and shall until further action, continue to hold office as provided in the Articles of Incorporation and Bylaws of NewMarket (in the case of directors and officers of NewMarket) and the Articles of Incorporation and Bylaws of the Surviving Corporation (in the case of the directors and officers of the Surviving Corporation).

Section 4.2 NewMarket Directors and Officers. The persons who are directors and officers of NewMarket immediately prior to the Effective Time shall continue as directors and officers, respectively, of NewMarket from and after the Effective Time and shall until further action, continue to hold office, as provided in the Articles of Incorporation and Bylaws of NewMarket.

ARTICLE 5

STOCK CERTIFICATES

Section 5.1 Rights of Holders of Certificates. Following the Effective Time, certificates representing shares of Ethyl Common Stock outstanding at the Effective Time shall represent the same number of shares of NewMarket Common Stock and shall evidence the right of the holder thereof to receive certificates for the shares of NewMarket Common Stock into which shares of Ethyl Common Stock were converted in accordance with Section 2.1. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Ethyl Common Stock may, but shall not be required to, surrender the same to NewMarket’s transfer agent for cancellation and reissuance of a new certificate or certificates in such holder’s name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of shares of NewMarket Common Stock as the shares of Ethyl Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Ethyl Common Stock shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of NewMarket Common Stock as though such surrender or exchange or transfer had taken place.

Section 5.2 Stock Transfer Books. The stock transfer books for Ethyl Common Stock shall be deemed to be closed at the Effective Time and no transfer of shares of Ethyl Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. As of the Effective Time, NewMarket shall establish a stock register reflecting ownership of NewMarket Common Stock by former holders of record of Ethyl Common Stock.

Section 5.3 Post-Merger Rights of Holders. Following the Effective Time, the holders of certificates for Ethyl Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to stock of Ethyl and their sole rights shall be with respect to the NewMarket Common Stock into which their shares of Ethyl Common Stock shall have been converted by the Merger.

Section 5.4 Lost Certificates. If any certificate representing shares of Ethyl Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by NewMarket, the posting by such person of a bond in such reasonable and customary amount as NewMarket may direct as indemnity against any claim that may be made against it with respect to such certificate, the transfer agent for NewMarket shall deliver in exchange for such lost, stolen or destroyed certificate a certificate representing shares of NewMarket Common Stock with respect thereto.

ARTICLE 6

ETHYL EMPLOYEE AND DIRECTOR STOCK BASED PLANS

Section 6.1 Assumption of Responsibility. As of the Effective Time, (a) all director, officer, employee, shareholder and other plans of Ethyl or its affiliates that use Ethyl common stock (“Ethyl Plans”) shall be amended to provide for NewMarket to assume responsibility for the Ethyl Plans and (b) the Ethyl Plans shall be amended to substitute NewMarket Common Stock for Ethyl Common Stock and provide for the issuance or delivery of NewMarket Common Stock in lieu of Ethyl Common Stock, in each case on and after the Effective Time.

Section 6.2 Ethyl Options. At the Effective Time, all stock options outstanding immediately prior to the Effective Time under the Ethyl Corporation 1982 Incentive Stock Option Plan, as amended, shall be converted into options to purchase an equivalent number of shares of NewMarket Common Stock with the same exercise price and upon the same terms.

Section 6.3 Exemption from Liability Under Section 16(b). NewMarket and Ethyl shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Agreement and any other dispositions of Ethyl equity securities or the acquisition of NewMarket equity securities (including derivative securities) in connection with this Agreement by each individual who is a director, officer or 10 percent shareholder of the Ethyl to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the Securities and Exchange Commission (the “SEC”) to Skadden, Arps, Slate, Meagher & Flom LLP, or as may otherwise be reasonably requested by Ethyl.

ARTICLE 7

CONDITIONS OF THE MERGER

Completion of the Merger is subject to the satisfaction of the following conditions:

Section 7.1 Shareholder Approval. This Agreement, including the Plan of Merger, shall have been approved by the affirmative vote of the holders of more than two-thirds of the issued and outstanding shares of Ethyl Common Stock entitled to vote thereon, as required by the VSCA.

Section 7.2 NewMarket Common Stock Listed. All conditions for the listing on the New York Stock Exchange as of the Effective Time of the NewMarket Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied.

Section 7.3 Regulatory Approvals. All necessary orders, consents, authorization, approvals or waivers from the State Corporation Commission of the Commonwealth of Virginia and all other regulatory bodies, boards or agencies, or from other third parties, shall have been received, remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of Ethyl, unacceptable conditions.

Section 7.4 No Stop Order. The Registration Statement on Form S-4 filed with the SEC by NewMarket in connection with the issuance of shares of NewMarket Common Stock in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

Section 7.5 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court, administrative agency or commission or other governmental authority or instrumentality of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect. No statute, rule or regulation shall have been enacted by any governmental authority that prohibits or rules unlawful the consummation of the Merger.

ARTICLE 8

AMENDMENT AND TERMINATION

Section 8.1 Amendment. The parties to this Agreement, by consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of Ethyl (as provided in Section 7.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of Ethyl, change any of the principal terms of this Agreement in a manner that would materially and adversely affect the rights of the shareholders of Ethyl.

Section 8.2 Termination. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of Ethyl, by action of the Board of Directors of Ethyl if such Board of Directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Ethyl or its shareholders.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

Section 9.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

Section 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

[Signature page follows]

IN WITNESS WHEREOF, Ethyl, NewMarket and Merger Sub have each caused this Agreement to be executed by an authorized officer.

ETHYL CORPORATION

/s/ THOMAS E. GOTTWALD

Thomas E. Gottwald President and Chief Executive Officer

NEWMARKET CORPORATION

/s/ THOMAS E. GOTTWALD

Thomas E. Gottwald President and Chief Executive Officer

ETHYL MERGER SUB, INC.

/s/ THOMAS E. GOTTWALD

Thomas E. Gottwald President

Annex B

PLAN OF MERGER

BY AND AMONG

ETHYL CORPORATION,

NEWMARKET CORPORATION

AND

ETHYL MERGER SUB, INC.

Section 1. Merger. Subject to the terms and conditions of the Agreement and Plan of Merger, dated as of March 5, 2004, (the “Agreement”) by and among Ethyl Corporation, a Virginia corporation (“Ethyl”), NewMarket Corporation, a Virginia corporation and wholly owned subsidiary of Ethyl (“NewMarket”), and Ethyl Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of NewMarket (“Merger Sub”), Merger Sub shall be merged (the “Merger”) with and into Ethyl. Ethyl shall be the Surviving Corporation (the “Surviving Corporation”) in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Virginia. Upon consummation of the Merger, the separate corporate existence of the Merger Sub shall cease.

Section 2. Effective Time. The Merger shall become effective upon the issuance of the Certificate of Merger by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) or at such later time as is agreed to by the parties and set forth in the Articles of Merger (the “Effective Time”).

Section 3. Effects of the Merger. The Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”).

Section 4. Manner of Converting Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Ethyl, NewMarket or Merger Sub:

(a) Merger Sub Common Stock. The shares of common stock of Merger Sub, without par value (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be automatically changed and converted into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which shall thereupon be issued and fully paid and nonassessable, with the effect that the number of issued and outstanding shares of common stock of the Surviving Corporation shall be the same as the number of issued and outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time.

(b) NewMarket Common Stock. Each share of the common stock of NewMarket (“NewMarket Common Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

(c) Ethyl Common Stock. Whole and fractional shares of the common stock of Ethyl (“Ethyl Common Stock”) issued and outstanding immediately prior to the Effective Time, including shares of Ethyl Common Stock held by or issuable under director, officer, employee, shareholder and other plans of Ethyl or its affiliates, shall be automatically changed and converted into shares of NewMarket Common Stock, in the ratio of one share of NewMarket Common Stock for each one share of Ethyl Common Stock, and the NewMarket Common Stock shall thereupon be issued and outstanding and shall be fully paid and nonassessable. Such shares of NewMarket Common Stock shall constitute all of the issued and outstanding shares of capital stock of NewMarket as of the Effective Time.

Section 5. Amendment. The parties to this Plan of Merger, by consent of their respective Boards of Directors, may amend, modify or supplement this Plan of Merger in such manner as may be agreed upon by them in writing at any time before or after approval of this Plan of Merger by the pre-Merger shareholders of Ethyl; provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval

B-1

by the pre-Merger shareholders of Ethyl, change any of the principal terms of this Plan of Merger in a manner that would materially and adversely affect the rights of the shareholders of Ethyl.

Section 6. Termination. This Plan of Merger may be terminated and the transactions provided for by this Plan of Merger may be abandoned at any time, whether before or after approval of this Plan of Merger by the pre-Merger shareholders of Ethyl, by action of the Board of Directors of Ethyl if such Board of Directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Ethyl or its shareholders.

B-2

Annex C

ARTICLES OF INCORPORATION

OF

NEWMARKET CORPORATION

ARTICLE I

The name of the Corporation is NewMarket Corporation.

ARTICLE II

The purpose for which the Corporation is organized is the transaction of any or all lawful business not required to be specifically stated in these Articles.

ARTICLE III

The Corporation shall have authority to issue 80,000,000 shares of common stock, without par value (“Common Stock”), and 10,000,000 shares of preferred stock, without par value (“Preferred Stock”). The description of the Preferred Stock and the Common Stock, and the designations, preferences and voting powers of such classes of stock or restrictions or qualifications thereof shall be as follows:

A. Voting Powers

Except as otherwise required by the Virginia Stock Corporation Act or by the Board of Directors acting pursuant to subsection C of Section 13.1-707 of the Virginia Stock Corporation Act (the “VSCA”) (or any successor provision):

(1) any corporate action by a voting group, except the election of directors, an amendment or restatement of these Articles, a merger, a share exchange, a sale or other disposition of all or substantially all of the Corporation’s property otherwise than in the usual and regular course of business, or the dissolution of the Corporation, shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action at a meeting at which a quorum of such voting group exists;

(2) directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present; and

(3) the vote required to constitute approval of an amendment or restatement of these Articles, a merger, a share exchange, a sale or other disposition of all or substantially all of the Corporation’s property otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be a majority of all votes entitled to be cast by each voting group entitled to vote on such action.

B. Preferred Stock

The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

Prior to the issuance of any shares of a class or series of Preferred Stock, (1) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) articles of amendment setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (2) the SCC shall have issued a certificate of amendment.

C. Common Stock

(1) Voting Rights. The holders of the Common Stock shall have one (1) vote for each share of Common Stock held by them.

(2) Dividends. Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(3) Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this Article III, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a merger or share exchange involving the Corporation and one or more other corporations (whether or not the Corporation is the corporation surviving such merger or share exchange) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

D. Pre-Emptive Rights

No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or to subscribe to (1) any shares of any class of the Corporation, whether now or hereafter authorized; (2) any warrants, rights or options to purchase any such shares; or (3) any securities or obligations convertible into or exchangeable for any such shares or convertible into or exchangeable for warrants, rights or options to purchase any such shares.

ARTICLE IV

The number of directors shall be fixed in the Bylaws or, in the absence of a Bylaw fixing the number, the number shall be three.

ARTICLE V

(1) To the full extent that the VSCA, as it exists on that date hereof, or as hereafter amended, permits the limitation or elimination of the liability of Directors and officers, no Director or officer of the Corporation made a party to any proceeding shall be liable to the Corporation or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this Article V.

(2) To the full extent permitted by the VSCA as it exists on the date hereof, or as hereafter amended, the Corporation shall indemnify any person who is or was a party to any proceeding by reason of the fact that (a) he or she is or was a Director or officer of the Corporation, or (b) he or she is or was serving at the request of the

Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of the disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceeding arising from any act or omission, whether occurring before or after the execution of such contract.

(3) The Board of Directors is hereby empowered, by majority vote of a quorum of the disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in subsection (a) or (b) of Section 2 of this Article V who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee, agent or consultant of the Corporation, or is or was serving at the request of the Corporation as an employee, agent or consultant of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (b) of Section 2 of this Article V.

(4) The provisions of this Article V shall be applicable to all proceedings commenced after the effective date hereof arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this Article V shall have any effect on the rights provided under this Article V with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article V and shall pay or reimburse promptly all reasonable expenses, including attorneys’ fees, incurred by such Director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

(5) In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article V shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel. Every reference herein to Directors, officers, trustees, partners, employees, agents or consultants shall include former Directors, officers, trustees, partners, employees, agents or consultants and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article V on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this section. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article V or applicable laws of the Commonwealth of Virginia.

6. Each provision of this Article V shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

7. Unless otherwise defined, terms used in this Article V shall have the definitions assigned to them in the VSCA, as it exists on the date hereof or as hereafter amended.

ARTICLE VI

Article 14 and Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia shall not apply to the Corporation.

ARTICLE VII

The initial registered office of the Corporation is Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, City of Richmond, Virginia 23219-4074. The initial registered agent of the Corporation is Louanna O. Heuhsen, Esq., a Virginia resident and a member of the Virginia State Bar whose business office is identical with the Corporation’s initial registered office.

/s/ LOUANNA O. HEUHSEN

Louanna O. Heuhsen, Incorporator

Annex D

NEWMARKET CORPORATION

BYLAWS

ARTICLE I

MEETING OF SHAREHOLDERS

Section 1. Places of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in the City of Richmond, Virginia, or at such other place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on the fourth Thursday in April, at 11:00 a.m., Richmond, Virginia time, or at such other date and at such other time as the Board of Directors of the Corporation may designate from time to time.

Section 3. Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board who is most senior in service with the Corporation, the Chief Executive Officer or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Notice of Meetings. Notice of the time and place of every meeting of the shareholders shall be mailed at least ten (10) days and not more than sixty (60) days previous thereto to each shareholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the Corporation. Such further notice shall be given as may be required by law.

Section 5. Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time until a quorum is obtained without notice other than by announcement at the meeting (a) by the chairman of such meeting or (b) by a majority of the shareholders present or represented by proxy.

Section 6. Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not exceeding seventy (70) days prior to the meeting.

(a) Written Authorization. A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(b) Electronic Authorization. The President or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 6(b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 7. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

Section 8. Proposals.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this section is delivered to the Secretary of the Corporation and who complies with the notice procedures set forth in this section.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 8, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely a shareholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including he text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this section is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this section is delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for giving a shareholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(ii)(C) of this section and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this section, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) For purposes of this section, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the articles of incorporation.

Section 9. Inspectors. An appropriate number of inspectors for any meeting of shareholders shall be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE II

DIRECTORS

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law or by the Articles of Incorporation or by these Bylaws, all of the powers of the Corporation shall be vested in such Board.

Section 2. Number of Directors. The Board of Directors shall be one (1) in number.

Section 3. Election of Directors.

(a) Directors shall be elected at the annual meeting of shareholders.

(b) Directors shall hold their offices until their successors are elected. Any director may be removed from office by a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

(d) A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call by the Chairman by the Board, the Vice Chairman of the Board who is most senior in service with the Corporation or the Chief Executive Officer. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by letter, telegraph, telephone or, if given in a manner agreed to by the director, electronic transmission, of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed by resolution of the Board, a reasonable fee and expenses for attendance of all meetings.

ARTICLE III

COMMITTEES

Section 1. Executive Committee. The Board of Directors shall, by vote of a majority of the number of directors fixed by these Bylaws, designate an Executive Committee which shall consist of three or more directors, including the Chairman of the Board, any Vice Chairman of the Board and the Chief Executive Officer. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors or until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors.

Section 2. General Powers. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

Section 3. Meetings of the Executive Committee. Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call by the Chairman of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board most senior in service with the Corporation or the Chief Executive Officer. Not less than twelve (12) hours’ notice shall be given by letter, telegraph, telephone or, if given in a manner agreed to by the Committee member, electronic transmission, of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting.

Section 4. Compensation Committee. The Board of Directors shall designate a Compensation Committee which shall consist of three or more directors each of whom shall satisfy the independence requirements of the New York Stock Exchange (the “Exchange”) as then in effect. Vacancies in the Compensation Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Compensation Committee, and members shall be subject to removal by the Board at any time. The responsibilities of the Compensation Committee shall be set forth in such Committee’s charter as approved by the Board of Directors.

Section 5. Audit Committee. The Board of Directors shall designate an Audit Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of the Exchange as then in effect. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The responsibilities of the Audit Committee shall be set forth in the Committee’s charter as approved by the Board of Directors.

Section 6. Nominating and Governance Committee. The Board of Directors shall designate a Nominating and Governance Committee which shall consist of three or more directors each of whom shall satisfy the independence requirements of the Exchange as then in effect. Vacancies in the Nominating and Governance Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Committee, and members shall be subject to removal by the Board at any time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The responsibilities of the Nominating and Governance Committee shall be set forth in such Committee’s charter as approved by the Board of Directors.

Section 7. Other Committees of Board. The Board of Directors, by resolution duly adopted, may establish such other committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

Section 8. Management Committees. The Chief Executive Officer of the Corporation from time to time may delegate to the Executive Committee or any other committee of the Board of Directors, or to such committees as he may establish for the purpose, such of his management functions as Chief Executive Officer as he may deem advisable in the best interest of the Corporation. The members, terms, authority and procedures of such committees in exercising management functions shall be as designated by the Chief Executive Officer. When exercising management functions so delegated, reports as to action taken by such committees need not be submitted to the Board except where the Chief Executive Officer deems it advisable as a matter of general information.

ARTICLE IV

OFFICERS

Section 1. Election. The officers of the Corporation shall consist of a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers as are provided for in Section 3 of this Article may from time to time be elected by the Board of Directors.

All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Chief Executive Officer shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine. The Board of Directors shall, from time to time, designate any officer as the Chief Executive Officer, the Chief Operating Officer and/or the Chief Administrative Officer.

Section 2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of directors fixed by these Bylaws. Vacancies may be filled at any meeting of the Board of Directors.

Section 3. Other Officers. Other officers may from time to time be elected by the Board, including one or more Assistant Secretaries and Assistant Treasurers, and one or more Divisional Presidents and Divisional Vice Presidents (any one or more of whom may be designated as Divisional Executive Vice Presidents or Divisional Senior Vice Presidents).

Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

Section 5. Duties of the Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. He shall serve as Chairman of the Executive Committee. He shall preside at all meetings of the shareholders, the Board of Directors and the Executive Committee. In the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Vice Chairman of the Board, the Chairman of the Board shall have the power to designate any Director to preside at any or all meetings of the shareholders or the Board of Directors. The Chairman of the Board, the Vice Chairman of the Board or, in the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Vice Chairman of the Board, the Director designated by the Chairman of the Board shall have the authority to adjourn meetings of shareholders from time to time in his discretion without notice to the shareholders other than by announcement at the meeting. If the Chairman of the Board is an officer of the Corporation, he may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Duties of any Vice Chairman of the Board. From time to time, the Board of Directors may elect one or more Vice Chairmen of the Board. Each Vice Chairman of the Board shall perform the duties incident to the office of the Vice Chairman of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board. The Vice Chairman of the Board who is most senior in service with the Corporation shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board. Any Vice Chairman of the Board who is an officer of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 7. Duties of the President. The President shall be responsible for the execution of the policies of the Board of Directors and shall have general direction and supervision over the business of the Corporation and its several officers, subject to the Chairman of the Board and the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

Section 8. Duties of the Vice President. Each Vice President of the Corporation (including any Executive Vice President and Senior Vice President) shall have powers and duties as pertain to the office of the Vice President and as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 9. Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President, a Vice Chairman of the Board or the Chairman of the Executive Committee.

Section 10. Duties of the Controller. The Controller shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit at the office of the Corporation his accounts and records to any of the directors of the Corporation at any time upon request; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law.

Section 11. Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors, the Executive Committee, the Nominating and Governance Committee and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall also act as secretary of other Committees of the Board as may be assigned to him from time to time. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board or the Chairman of the Executive Committee.

Section 12. Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

ARTICLE V

CAPITAL STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the words “Incorporated—March 3, 2004” and between two concentric circles around the margin the words “NewMarket Corporation—A Virginia Corporation.”

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st in each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.

Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five per cent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of shareholders and to make extracts therefrom. Upon the written request of any shareholder, the Corporation shall mail to such shareholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

The Board of Directors shall, subject to provisions of the foregoing paragraph of this section, to the provisions of Section 7 of Article I and to the laws of the State of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the shareholders.

Section 4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5. Amendment of Bylaws. These Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

Section 6. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other Corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other Corporation, or to consent in writing to any action by any of such other Corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the Chairman of the Board, the Vice Chairman of the Board who is most senior in service with the Corporation or the Chief Executive Officer may attend in person any meetings of the holders of stock or other securities of any such other Corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other Corporation.

Annex E

ETHYL CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The following shall constitute the Corporate Governance Guidelines (the “Corporate Governance Guidelines”) of the Board of Directors of Ethyl Corporation (the “Company”).

The Company is committed to conducting its business in accordance with ethical business principles. Integrity and ethical behavior are core values of the Company. The Board of Directors of the Company (the “Board”) shall provide the best example of these values and shall reinforce their importance at appropriate times. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”) shall review the Company’s Code of Ethics periodically, as well as the adequacy of the policies included in the Code of Ethics. The Nominating and Governance Committee shall confirm with Company’s executive officers periodically that the officers understand and are implementing those policies.

I. Board Composition and Structure

1. Independence Standards

The Board will satisfy any independence requirements of the New York Stock Exchange as then in effect. The Board shall make an annual affirmative determination as to the independence of each director following a recommendation by the Nominating and Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A attached hereto.

2. Annual Election of Directors

The Company’s shareholders elect all directors annually. The Board recommends a slate of directors for election by shareholders at each Annual Meeting of Shareholders based on the recommendations of the Nominating and Governance Committee. Under the Bylaws, the Board generally may fill vacancies in existing or new director positions. Such directors elected by the Board shall serve only until the next Annual Meeting of Shareholders when they must stand for election by the shareholders.

3. Qualifications of Directors

The Nominating and Governance Committee shall review with the Board, on an annual basis, the skills and characteristics of new and current Board members, as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of skills and experience in the context of the Company’s needs and the cohesiveness and effectiveness of the Board. The Nominating and Governance Committee will select nominees for directorship in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating and Governance Committee and the Chairman of the Board.

4. Number of Directors

The Board presently has seven members. The Board believes that the range in the size of the Board from 5 to 12 is appropriate and most effective. The Board is willing to expand to a somewhat larger size, however, to accommodate the availability of an outstanding candidate.

5. Change in Principal Position

When a director no longer holds the principal position that he or she held when first elected to the Board, the Nominating and Governance Committee shall make a recommendation to the Board regarding the director’s continued service on the Board.

6. Service on Public Company Boards

No director may serve on more than four public company boards in addition to the Company unless approved by the Board upon recommendation of the Nominating and Governance Committee. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board.

7. Term Limits

The Board does not believe it should establish term limits. Although term limits may help insure that there are fresh ideas and viewpoints available to the Board, they have the significant disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating and Governance Committee will review each director’s continued services on the Board every three years.

II. Director Responsibilities

1. Basic Responsibilities

The director’s basic responsibility is to exercise his or her good faith business judgment of the best interests of the Company. In fulfilling this responsibility directors shall:

•	approve major corporate decisions and oversee, develop and implement Board policies;

•	periodically review (at least annually) the Company’s legal compliance programs and procedures;

•	monitor and assess performance and ask appropriate questions of management to address accountability with established goals;

•	stay well informed regarding the Company’s businesses (management is responsible for providing accurate information to Board members who should carefully review that information in advance of Board meetings);

•	review and approve major capital allocation recommendations of management;

•	through the Audit Committee, oversee financial statements;

•	select, evaluate, terminate and, through the Bonus, Salary and Stock Option Committee and the Company’s independent directors, set the compensation of, the Chief Executive Officer;

•	review and approve compensation of other executive officers through the Bonus, Salary and Stock Option Committee;

•	establish proper governance, which includes a periodic review of the Corporate Governance Guidelines by the Nominating and Governance Committee, the consideration by such Committee of other corporate governance issues and related matters and any resulting recommendation by such Committee as to the governance issues that should be addressed by the Board;

•	through the recruiting efforts of the Nominating and Governance Committee, recruit effective new members;

•	be a partner with the Chief Executive Officer on strategic issues by advising and consulting;

•	through the Audit Committee, oversee the Company’s disclosure controls and internal controls;

•	oversee the Company’s program for identifying, evaluating and controlling significant risks; and

•	be willing to be proactive in crisis situations.

Each director shall be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors absent evidence that makes such reliance unwarranted. The directors shall also be entitled (1) to have the Company purchase reasonable levels of directors’ and officers’ liability insurance on their behalf; (2) to the benefits of indemnification to the fullest extent permitted by law and the Company’s Articles of Incorporation, Bylaws and any indemnification agreements; and (3) to exculpation as provided by Virginia law and the Company’s Articles of Incorporation.

2. Board Meetings

The Board will meet at least quarterly per year. Directors are expected to attend all Board meetings and meetings of committees on which they serve, to spend the time needed and meet as frequently as necessary to discharge properly their responsibilities. Directors are also expected to attend the Annual Meeting of Shareholders.

3. Information

The Secretary will distribute information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting in writing before the meeting. Directors should review these materials in advance of the meeting. In addition, the Secretary will distribute various materials to the Board on a continuing basis from time to time to keep the Board informed of developments concerning the Company, its businesses and the industries and markets in which the Company competes.

4. Agenda

The Chairman will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of significant agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is encouraged to suggest the inclusion of items on the agenda. Each Board member may raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

5. Executive Session

The non-management directors will meet in executive session at each regularly scheduled meeting of the Board. At these sessions the chair shall rotate from meeting to meeting among the Chairman of the Bonus, Salary and Stock Option Committee, the Audit Committee and the Nominating and Governance Committee. An agenda for the executive session shall be distributed before each meeting of the Board of Directors with the opportunity provided for each Director to request additions to the agenda. This process of designating the chairman of each executive session will be disclosed in the annual proxy statement together with the method for interested parties to communicate directly with the Company’s non-management directors. The independent directors will meet in executive session at each regularly scheduled meeting of the Board. At these sessions the chair shall rotate from meeting to meeting among the Chairman of the Bonus, Salary and Stock Option Committee, the Audit Committee and the Nominating and Governance Committee.

6. Communications with the Public

The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. It is expected that Board members will do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

7. Conflict of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter immediately to the Nominating and Governance Committee for evaluation and appropriate resolution. If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board and withdraw from consideration of the matters. The matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter. At all times the director will conduct himself or herself in accordance with the Company’s Code of Business Conduct and Ethics.

III. Board Committees

The Board will have at all times an Audit Committee, a Bonus, Salary and Stock Option Committee and a Nominating and Governance Committee. The members of these committees will comply with any requirements of the New York Stock Exchange and the Securities and Exchange Commission as then in effect. Committee members will be appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of the principal agenda subjects to be discussed during the year (to the degree these can be foreseen).

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

IV. Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company and, as necessary and appropriate, to the Company’s independent advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company, or advise the CEO of any such oral communications.

The Board welcomes regular attendance at each Board meeting of the Company’s senior officers. If the CEO wishes to have additional Company personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

V. Director Compensation

The form and amount of director compensation will be determined by the Board based on a recommendation of the Bonus, Salary and Stock Option Committee in accordance with the policies and principles set forth in its charter. The Bonus, Salary and Stock Option Committee will conduct an annual review of director compensation. The Bonus, Salary and Stock Option Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

VI. Director Orientation and Continuing Education

All new directors must participate in the Company’s Orientation Program, which shall be conducted within three months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, these Guidelines, its Code of Business Conduct and Ethics, its principal officers and its internal and independent auditors. In addition, the Orientation Program will include visits to Corporation headquarters and, to the extent practical, certain of the Corporation’s significant facilities. All other directors will also be invited to attend the Orientation Program.

VII. CEO Evaluation and Management Succession

The Bonus, Salary and Stock Option Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Bonus, Salary and Stock Option Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

The Nominating and Governance Committee shall make an annual report to the Board on succession planning. The entire Board will work with the Nominating and Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Any review of possible internal candidates should include:

1.	readiness and potential;

2.	demonstrated skills and competencies;

3.	needed experience and training to fill gaps; and

4.	a plan for adequate exposure to Board of Directors.

VIII. Annual Performance Evaluation

The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board can improve.

IX. Shareholders Access to Directors

1. Shareholder Communications.

Shareholders may communicate with the Board of Directors as a group and individual directors by sending written correspondence to the Chairman of the Nominations and Governance Committee at the following address: Ethyl Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Chief Legal Officer.

2. Process for Collecting and Organizing Shareholder Communications.

The chief legal officer of the Corporation (the “CLO”) and his or her duly authorized agents shall be responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the CLO is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board committees, (iii) the non-management directors, (iv) one or more Board members and/or (v) other individuals or entities.

X. Certification

These Corporate Governance Guidelines were duly approved and adopted by the Board of the Company on the 26th day of February, 2004.

By:	/s/ M. RUDOLPH WEST

M. Rudolph West, Secretary

Annex A

INDEPENDENCE DETERMINATION GUIDELINES

For a director to be deemed “independent,” the Board of Directors of Ethyl Corporation (“Ethyl”) shall affirmatively determine that the director has no material relationship with Ethyl either directly or as a partner, shareholder or officer of an organization that has a relationship with Ethyl. In making this determination, the Board of Directors shall apply the following standards:

1.	A director who is an employee, or whose immediate family member is an executive officer, of Ethyl, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

2.	A director who receives (or whose immediate family member, serving as an executive officer, receives) more than $100,000 per year in direct compensation from Ethyl is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $100,000 limitation.

3.	A director who is affiliated with or employed by (or whose immediate family member is affiliated with or employed by) a present or former internal or external auditor of Ethyl is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

4.	A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Ethyl’ present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

5.	A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Ethyl for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

E-1-1

Annex F

ETHYL CORPORATION

AUDIT COMMITTEE CHARTER

Introduction

The Board of Directors (the “Board”) of Ethyl Corporation (the “Company”) has constituted a standing committee of the Board of Directors to be known as the audit committee (the “Audit Committee”).

This Charter sets out the specific responsibilities delegated by the Board to the Audit Committee and details the manner in which the Audit Committee shall operate.

Statement of Purpose

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries by monitoring:

•	these practices, generally;

•	the integrity of the financial statements and other financial information provided by the Company to any governmental body or the public;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent auditors and internal audit functions.

Audit Committee Objectives

The Audit Committee’s primary objectives are:

•	providing an independent, direct and open avenue of communication among the Company’s independent accountants, management, internal auditing, and the Board;

•	serving as an independent and objective party to review the Company’s financial reporting processes and internal control systems;

•	overseeing with management the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices;

•	reviewing and considering the work of the Company’s independent accountants and internal auditor; and

•	reviewing the adequacy of the internal auditor’s qualifications and funding.

General Responsibilities

The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate, oversee and terminate the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit and permissible non-audit engagements, including fees and terms, with the independent auditor. The independent auditor shall be accountable to the Board through the Audit Committee. The Audit Committee shall consult with management in fulfilling its responsibilities.

The Audit Committee shall prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The Audit Committee may form subcommittees and delegate authority to subcommittees.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Audit Committee, from the Company to compensate such advisors. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Audit Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

Specific Responsibilities

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Company’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports; review and discuss major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

2.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form 10-Q;

4.	Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Company’s financial statements;

5.	Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma”, “adjusted” or “non-GAAP financial measures” or information;

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements;

Oversight of the Company’s Relationship with the Independent Auditor

8.	Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm;

•	any steps taken to deal with such issues;

•	all relationships between the independent auditor and the Company; and

•	any other relationships that may adversely affect the independence of the auditor.

The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

9.	Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead and concurring partners; present its conclusions with respect to such evaluations to the full Board;

10.	Set clear hiring policies and procedures for employees or former employees of the independent auditors in accordance with applicable laws;

11.	Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee;

12.	Pre-approve all audit and permissible non-audit services to be provided by the independent auditor or establish policies and procedures for the pre-approval of such audit and permissible non-audit services. Any policies and procedures adopted by the Audit Committee must be detailed as to the particular service in question and must not delegate any Audit Committee responsibilities to management. Moreover, the Audit Committee must be informed of each service. Consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.;

13.	Assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself;

Process Improvement

14.	Establish regular and separate systems of reporting to the Audit Committee by the Company’s management, the independent auditor and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

15.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period;

16.	Review with the Company’s internal auditor and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

17.	Review separately with the Company’s management, the independent auditor and the internal auditor, following completion of the Company’s annual audit, any significant difficulties encountered during the course of the audit, including: (a) difficulties with management’s response; (b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein;

18.	Review and resolve any significant disagreement among the Company’s management and its independent auditor or the internal auditor in connection with the preparation of the Company’s financial statements;

19.	Review with the independent auditor any audit problems or difficulties and management’s response (Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Company and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement);

20.	Review with the Company’s independent auditor, the internal auditor and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its sole discretion;

Oversight of the Company’s Internal Audit Function

21.	Review the appointment, replacement or dismissal of the internal audit staff;

22.	Review the regular internal reports to management prepared by the internal auditor and management’s responses;

23.	Discuss with the independent auditor the internal auditor’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit;

Compliance Oversight Responsibilities

24.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

25.	Obtain reports from management, the Company’s internal auditor and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics;

26.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

27.	Review any material pending legal proceedings involving the Company and other contingent liabilities; discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies; and

28.	Establish procedures for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Composition of the Audit Committee

The Audit Committee shall consist of no fewer than three directors. The members of the Audit Committee shall meet the independence and experience requirements of the SEC and the New York Stock Exchange (the “NYSE”) as then in effect.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the NYSE. At least one member of the Audit Committee must be an “audit committee financial expert,” as such term is defined by the SEC or have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

No member of the Audit Committee may be an affiliated person (as defined by the SEC) of the Company or any of its subsidiaries.

No member of the Audit Committee may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than fees for Board or committee service. Unless the rules of the NYSE provide otherwise, the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service (provided that such compensation is not contingent upon continued service) does not preclude Audit Committee service.

No member of the Audit Committee may serve on the audit committees of more than three public companies unless approved by the Board. If an Audit Committee member requests to simultaneously serve on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Nominating and Corporate Governance Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

Administration of the Audit Committee

Regular meetings of the Audit Committee shall be held at least as often as deemed necessary or appropriate in its judgment, but at least quarterly. The Secretary of the Audit Committee shall be the Corporate Secretary or such other person as is nominated by the Board. The proceedings of all Audit Committee meetings shall be documented in minutes.

As part of its oversight responsibilities, the Audit Committee or the Chairman shall conduct private meetings separately, in person or by telephone, at least quarterly with (1) the Company’s independent auditor, (2) the Company’s principal financial officer and (3) the Company’s General Counsel. Such meetings shall include a review of the Company’s financial statements.

The Audit Committee shall have available to it such support personnel, including management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Audit Committee shall have sole authority to agree to fees and other terms of engagement of any such attorneys or consultants.

Limitation of Audit Committee’s Rule

Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Company’s financial statements or to guarantee the auditor’s report.

Certification

This Audit Committee Charter was duly approved and adopted by the Board of the Company on the 26th day of February, 2004.

/s/ M. RUDOLPH WEST

M. Rudolph West, Secretary

Annex G

ETHYL CORPORATION

BONUS, SALARY AND STOCK OPTION COMMITTEE CHARTER

Pursuant to Section 13.1-689 of the Virginia Stock Corporation Act and Article III, Section 4 of the Amended By-Laws of Ethyl Corporation, incorporated under the laws of the Commonwealth of Virginia (the “Company”), the following shall constitute the Bonus, Salary and Stock Option Charter (the “Charter”) of the Board of Directors of the Company (the “Board”):

Composition of the Bonus, Salary and Stock Option Committee

There shall be constituted a standing committee of the Board to be known as the Bonus, Salary and Stock Option Committee (the “Committee”). The Committee shall consist of not fewer than three directors. On recommendation of the Nominating and Corporate Governance Committee, the Board shall appoint the members of the Committee. The members of the Committee shall be appointed by the Board at the Board’s annual meeting and may be removed by the Board at any time. The members of the Committee shall satisfy the independence requirements of the New York Stock Exchange (the “Exchange”) as then in effect. The members of the Committee shall serve for one year or until their successors are duly elected and qualified.

The duties and responsibilities of the Committee members shall be in addition to those duties otherwise required for members of the Board. Unless a Chairman of the Committee (the “Chairman”) is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership.

Statement of Purpose

The Committee’s primary purpose and responsibility is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of directors and officers, to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans. The Committee shall have the overall responsibility for designing, approving and evaluating the Charter plans, policies and programs. The Committee reports to the Board on all matters within the Committee’s responsibilities.

Committee Authority

The Committee shall have sole authority to retain and terminate one or more compensation consultants or other advisors to assist the Committee with these duties. The Committee shall have sole authority to approve the fees and other retention terms of any such consultant or advisor. The Committee may form and delegate authority to subcommittees where appropriate.

Committee Responsibilities

1.	The Committee shall have responsibility for developing and maintaining a compensation policy that creates a direct relationship between pay levels and corporation performance and returns to shareholders. The Committee shall monitor the results of such policy to assure that the compensation payable to the Company’s executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

2.	The Committee shall have responsibility for recommending to the Board for approval, compensation and benefit plans, which may include amendments to existing plans, cash- and equity-based incentive compensation plans and non-qualified deferred compensation and retirement plans.

3.	The Committee shall review and approve annually corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation; evaluate the CEO’s performance in light of those goals and objectives; and together with the other independent directors determine and approve the CEO’s compensation level based on this evaluation; and, in determining the long-term incentive component of CEO compensation, consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

4.	The Committee shall review and approve annually with respect to the compensation of all directors and other officers and key executives, including: (a) the annual base salary level; (b) the annual incentive opportunity level; (c) the long-term incentive opportunity level; (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and (e) any special or supplemental benefits.

5.	In establishing the compensation to be paid or provided to officers and directors the Committee shall utilize where it deems appropriate comparative data regarding compensation practices. The Committee may utilize flexible compensation structures to attract, retain, and motivate and appropriately reward executive officers, consistent with the Company’s compensation philosophy.

6.	With respect to the Company’s equity-based compensation plans, the Committee shall approve grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity-based incentives to the extent provided under the compensation plans for all directors and executive officers other than the CEO, in which case the Committee shall approve such grants together with the other independent directors.

7.	The Committee shall from time to time review and make recommendations to the Board regarding the compensation of non-employee directors.

8.	The Committee shall provide, over the names of the Committee members, the required Compensation Committee report for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

9.	The Committee shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities.

10.	The Committee shall consider the application of Section 162(m) of the Internal Revenue Code to the Company and its compensation practices and develop a policy for the Company with respect to Section 162(m).

11.	The Chairman shall discuss the Committee’s performance with each member of the Committee, following which discussions the Chairman shall lead the Committee in an annual evaluation of its performance. The annual performance evaluation shall include a review and assessment of the Committee’s charter, and recommend any proposed changes to the Board for approval. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

12.	The Committee shall perform such other duties and functions as may be requested by the Board.

Meetings

The Committee shall meet as often as may be deemed necessary or appropriate in its judgment or that of the Board, but at least twice annually. The Chairman or a majority of members of the Committee may call meetings upon reasonable notice to all members of the Committee. The Committee shall keep minutes of its proceedings. At the next regular Board meeting following any Committee meeting, or sooner, as circumstances may dictate, the Chairman shall report to the Board on behalf of the Committee.

Nothing in this Charter is to be construed as precluding discussion of CEO compensation with the Board generally.

This Bonus, Salary and Stock Option Committee Charter was duly approved and adopted by the Board of the Company on the 26th day of February, 2004.

/s/ M. RUDOLPH WEST

M. Rudolph West, Secretary

Annex H

ETHYL CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Introduction

Pursuant to Section 13.1-689 of the Virginia Stock Corporation Act and Article III, Section 6 of the Amended By-Laws of Ethyl Corporation, incorporated under the laws of the Commonwealth of Virginia (the “Company”), the following shall constitute the Nominating and Corporate Governance Committee Charter (the “Charter”) of the board of directors of the Company (the “Board”):

Composition of the Nominating and Corporate Governance Committee

There shall be constituted a standing committee of the Board to be known as the Nominating and Corporate Governance committee (the “Committee”).

The Committee shall consist of no fewer than three directors. The members of the Committee shall satisfy the independence requirements of the New York Stock Exchange as then in effect.

The members of the Committee shall be appointed by the Board, at the Board’s annual meeting and may be removed by the Board at any time. The members of the Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership.

The duties and responsibilities of Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

Statement of Purpose

The Committee is appointed by the Board:

•	to assist the Board by identifying and recruiting individuals qualified to become Board members and to recommend to the Board the director-nominees for the next annual meeting of shareholders;

•	to recommend to the Board director-nominees for each Board committee;

•	to oversee the governance of the Company including recommending to the Board the Corporate Governance Guidelines for the Company; and

•	to lead the Board in its annual review of the Board’s and management’s performance.

Committee Authority

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee also shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Committee may form and delegate authority to subcommittees when appropriate.

Committee Responsibilities

The Committee shall:

Board Structure and Membership

1.	Review the size and composition of the Board, taking into account the Corporate Governance Guidelines;

2.	Develop criteria for selecting new nominees to the Board and include such criteria in the Corporate Governance Guidelines;

3.	Recommend to the Board nominees for each of the Board’s committees;

4.	Actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with the criteria approved by the Board and contained in the Corporate Governance Guidelines;

5.	Consider recommendations of director nominees from shareholders;

6.	Recommend to the Board committee membership annually and the chairpersons to be appointed to each of the Board committees;

7.	Present all nominees in a timely fashion to minimize disruption in the Company’s business and at such a time to allow for the full consideration of the nominees by the Board and the timely submission of any filings required by the Securities and Exchange Commission (“SEC”);

8.	Make recommendations to the Board regarding tenure of directors;

9.	Implement a policy regarding director attendance at annual meetings of shareholders;

10.	Review periodically the Company’s committee structure and operations and the working relationship between each committee and the Board;

Corporate Governance and Code of Ethics

11.	Annually review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval;

12.	Review periodically the Company’s Code of Ethics, including evaluating the adequacy of the Company’s conflict of interest policies (included in the Code of Ethics) when business opportunities arise that potentially may give rise to the appearance of impropriety;

13.	Obtain confirmation from the Company’s management that the conflict of interest policies that are included in the Code of Ethics are understood and implemented;

14.	Develop a process for communications by shareholders to directors in accordance with SEC rules;

15.	Consider with management any public policy, corporate governance and other related issues that may affect the Company;

Evaluation of the Board, Management and the Nominating and Corporate Governance Committee

16.	Receive comments from all directors and report annually to the Board with an assessment of the Board’s and management’s performance, to be discussed with the full Board following the end of each fiscal year;

17.	Consider, discuss and recommend ways to improve the Board’s effectiveness;

18.	Make regular reports to the Board;

19.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

20.	Annually review its own performance and report its findings to the Board; and

21.	Perform such other functions as may be requested by the Board.

Meetings

The Committee shall meet as often as may be deemed necessary or appropriate in its judgment and that of the Board, but at least twice a year. The Chairman or a majority of the members of the Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. The Committee shall meet at such a time and place to allow for the timely presentment of any nominees to the Board for consideration. The Committee shall keep minutes of its proceedings. Following each meeting, the Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

Certification

This Nominating and Corporate Governance Committee Charter was duly approved and adopted by the Board of the Company on the 26th day of February, 2004.

/s/ M. RUDOLPH WEST

M. Rudolph West, Secretary

Annex I

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

I-i

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

I-ii

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE I

DEFINITIONS

1.01 Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02 Affiliate and Associate

Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

1.03 Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, Incentive Award, Option or SAR granted to such Participant.

1.04 Beneficial Owner

Beneficial Owner has the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities the holding of which is properly disclosed on a Form 13-G.

1.05 Board

Board means the Board of Directors of the Company.

1.06 Cause

Cause means that the Participant has been convicted of a felony that involves the misappropriation of the assets of the Company or a Related Entity or that materially injures the business reputation of the Company or a Related Entity.

1.07 Change in Control

Change in Control means the occurrence of any of the following events:

(a) any Person or “group,” as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (excluding Bruce C. Gottwald, Floyd D. Gottwald, members of either of their families and any Affiliate of any of them) becomes, directly or indirectly, the Beneficial Owner of 30% or more of the combined voting power of the then outstanding Company securities that are entitled to vote generally for the election of the Company’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Company approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made); or

(b) as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Board, or any successor’s board of directors, within two years of the last of such transactions; or

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(c) the shareholders of the Company approve a Business Combination, unless immediately following such Business Combination, (a) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (b) no Person (excluding Bruce C. Gottwald, Floyd D. Gottwald, members of either of their families and any Affiliate of any of them) beneficially owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination and (c) at least a majority of the members of the board of directors of the Company resulting from such Business Combination are Continuing Directors.

1.08 Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09 Committee

Committee means the Bonus and Stock Option Committee of the Board.

1.10 Common Stock

Common Stock means the common stock of the Company.

1.11 Company

Company means Ethyl Corporation.

1.12 Continuing Director

Continuing Director means any current member of the Board, or whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13 Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14 Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.15 Fair Market Value

Fair Market Value means, on any given date, the reported closing price of a share of Common Stock on the New York Stock Exchange, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded on such exchange, all as reported by such source as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

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1.16 Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock or a combination of cash and Common Stock, from the Company or a Related Entity.

1.17 Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18 Participant

Participant means an employee of the Company or a Related Entity or a member of the Board or the board of directors of a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Incentive Award, an Option, an SAR, or a combination thereof.

1.19 Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Common Stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income, (n) operating income, (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) commodity or operating revenue, and (u) market share.

1.20 Person

Person has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act except that such term does not include (a) the Company, its Affiliates or any Related Entity, (b) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or any Related Entity, (c) any underwriter temporarily holding securities pursuant to any offering of such securities or (d) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

1.21 Plan

Plan means the Ethyl Corporation 2004 Incentive Compensation and Stock Plan.

1.22 Related Entity

Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

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1.23 SAR

SAR means a stock appreciation right (which may be granted only in conjunction with an Option) that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess, if any, of the Fair Market Value at the time of exercise over the option price of the related Option or (b) the Fair Market Value on the date of grant.

1.24 Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII.

1.25 Subsidiary

Subsidiary means, with reference to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

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ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards or Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an Incentive Award may be settled or defer the receipt of Common Stock issuable upon the exercise of the Option or permit the deferral of a Stock Award. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or Incentive Award. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

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2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board or any employee or director of a Related Entity (including a company that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

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2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE V

STOCK SUBJECT TO PLAN

5.01 Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award or an Incentive Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02 Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards and Incentive Awards, is 1,500,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

5.03 Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan. If a Stock Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan. If an Incentive Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Incentive Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan.

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ARTICLE VI

OPTIONS

6.01 Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however that no Participant may be granted Options in any calendar year covering more than 200,000 shares of Common Stock.

6.02 Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment authorized under Article X, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03 Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04 Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05 Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06 Employee Status

For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or if the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

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6.07 Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08 Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another Option exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09 Change in Control

Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable on and after a Control Change Date in accordance with the terms of the applicable Agreement.

6.10 Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11 Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

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ARTICLE VII

SARS

7.01 Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, no Participant may be granted SARS in any calendar year covering more than 200,000 shares of Common Stock. For purposes of the foregoing limit, an Option and SAR shall be treated as a single award. In addition, no Participant may be granted SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code section 422(d).

7.02 Maximum SAR Period

The period in which an SAR may be exercised shall not be longer than the term of the related Option. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03 Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, an SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04 Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than an SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of an SAR (by the Participant or his transferee), the SAR and the related Option must be transferred to the same person or persons or entity or entities.

7.05 Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that an SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the

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applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of an SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06 Change in Control

Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable on and after a Control Change Date in accordance with the applicable Agreement.

7.07 Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08 Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09 Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

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ARTICLE VIII

STOCK AWARDS

8.01 Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares of Common Stock and provided, further that the issuance of a Stock Award in settlement of a Stock Award shall not be subject to the foregoing share limitation.

8.02 Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria. If a Stock Award is not immediately vested and transferable, the period that the shares are restricted shall be at least three years; provided, however, that the period that the shares are restricted shall be at least one year if the transferability, vesting or both is subject to the satisfaction of performance objectives stated with reference to Performance Criteria. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service.

8.03 Employee Status

If the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04 Change in Control

Sections 8.02 and 8.03 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date in accordance with the applicable Agreement.

8.05 Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (b) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

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ARTICLE IX

INCENTIVE AWARDS

9.01 Award

The Administrator will designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $1,000,000.

9.02 Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Related Entity or the Company and its Related Entities achieve stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

9.03 Nontransferability

Except as provided in Section 9.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04 Transferable Incentive Awards

Section 9.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05 Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.06 Change in Control

Section 9.02 to the contrary notwithstanding, each outstanding Incentive Award shall be earned in its entirety as of a Control Change Date in accordance with the applicable Agreement.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

9.07 Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Related Entity on account of such award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Incentive Awards and Stock Awards may be granted under this Plan; and the terms of outstanding Stock Awards, Options, Incentive Awards and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action or (c) there is a Change in Control. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Incentive Awards and Stock Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Options, SARs, Incentive Awards or Stock Awards may be granted or the terms of outstanding Stock Awards, Options, Incentive Awards or SARs.

The Committee may make Stock Awards and may grant Options, SARs and Incentive Awards in substitution for phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction or event described in the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, Options, Incentive Awards or SARs shall be as the Committee, in its discretion, determines is appropriate.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE XI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, an Incentive Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE XII

GENERAL PROVISIONS

12.01 Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

12.02 Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03 Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.04 Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE XIII

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (a) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article X) or (b) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Incentive Award, Option or SAR outstanding at the time such amendment is made.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE XIV

DURATION OF PLAN

No Stock Award, Incentive Award, Option or SAR may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved in accordance with Article XV. Stock Awards, Incentive Awards, Options and SARs granted before that date shall remain valid in accordance with their terms.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE XV

EFFECTIVE DATE OF PLAN

Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, or Incentive Award shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

ETHYL CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE XVI

ADOPTION OF PLAN

As evidence of its adoption of the Plan herein constituted, Ethyl Corporation has caused this instrument to be signed by its duly authorized officer this 26th day of February, 2004.

ETHYL CORPORATION

By: /s/  Thomas E. Gottwald

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Virginia Stock Corporation Act permits and the Restated Articles of Incorporation (the “Articles of Incorporation”) of NewMarket Corporation (the “Registrant”) require indemnification of the directors and officers of the Registrant in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles of Incorporation of the Registrant require indemnification of directors and officers with respect to any liability, expenses incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Articles of Incorporation of the Registrant provide that, to the full extent, that the Virginia Stock Corporation Act permits elimination of the liability of directors of officers, no director or officer of the Registrant shall be liable to the Registrant or its shareholders for any monetary damages. The Registrant may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Number	Description

2	Agreement and Plan of Merger, dated as of March 5, 2004, by and among Ethyl Corporation, NewMarket Corporation and Ethyl Merger Sub, Inc. (included as Annex A to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

3.1	Articles of Incorporation of NewMarket Corporation (included as Annex C to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

3.2	Bylaws of NewMarket Corporation (included as Annex D to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

5	Opinion of Hunton & Williams LLP regarding the validity of the shares of common stock of NewMarket Corporation to be issued in connection with the Agreement and Plan of Merger.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on signature page).

99.1	Consent of William W. Berry to be named as a director.

99.2	Consent of Phyllis L. Cothran to be named as a director.

99.3	Consent of Bruce C. Gottwald to be named as a director.

99.4	Consent of James E. Rogers to be named as a director.

99.5	Consent of Sidney Buford Scott to be named as a director.

99.6	Consent of Charles B. Walker to be named as a director.

99.7	Form of Ethyl Corporation proxy card.

Item 22.	Undertakings

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

[Registrant Signature Pages Follow]

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 5, 2004.

NEWMARKET CORPORATION (Registrant)

By:	/s/ Thomas E. Gottwald

Thomas E. Gottwald President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on March 5, 2004. Each of the undersigned hereby appoints Thomas E. Gottwald, David A. Fiorenza and Wayne C. Drinkwater, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Fiorenza (David A. Fiorenza)	Vice President and Treasurer (Principal Financial Officer)

/s/ Wayne C. Drinkwater (Wayne C. Drinkwater)	Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2	Agreement and Plan of Merger, dated as of March 5, 2004, by and among Ethyl Corporation, NewMarket Corporation and Ethyl Merger Sub, Inc. (included as Annex A to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

3.1	Articles of Incorporation of NewMarket Corporation (included as Annex C to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

3.2	Bylaws of NewMarket Corporation (included as Annex D to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

5	Opinion of Hunton & Williams LLP regarding the validity of the shares of common stock of NewMarket Corporation to be issued in connection with the Agreement and Plan of Merger.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on signature page).

99.1	Consent of William W. Berry to be named as a director.

99.2	Consent of Phyllis L. Cothran to be named as a director.

99.3	Consent of Bruce C. Gottwald to be named as a director.

99.4	Consent of James E. Rogers to be named as a director.

99.5	Consent of Sidney Buford Scott to be named as a director.

99.6	Consent of Charles B. Walker to be named as a director.

99.7	Form of Ethyl Corporation proxy card.